                        Supplement, dated March 25, 2009
                to the Prospectuses, dated February 2, 2009, for
                      Seligman Core Fixed Income Fund, Inc.
                                  (the "Fund")

Effective immediately, Jamie Jackson no longer serves as a portfolio manager for the Fund. The information under the sub-caption "Portfolio Manager(s)" under the caption "Management" on pages 10-11 of each Prospectus is superseded and replaced with the following information:

Portfolio Manager(s). The portfolio managers responsible for the day-to-day management of the Fund are:

Tom Murphy, CFA, Portfolio Manager

..    Leader of the investment grade corporate bond sector team.

..    Joined RiverSource Investments in 2002.

..    Managing Director and Portfolio Manager, BlackRock Financial Management,
     2002; various positions, Zurich Scudder, 1992 to 2002.

..    Began investment career in 1986.

..    MBA, University of Michigan.

Scott Schroepfer, CFA, Portfolio Manager

..    Member of the high yield corporate sector team.

..    Joined RiverSource Investments in 1990.

..    Began investment career in 1986.

..    MBA, University of Minnesota.

Todd White, Portfolio Manager

..    Managed the Fund since 2008.

..    Leader of the liquid assets sector team.

..    Joined RiverSource Investments in 2008.

..    Managing Director, Global Head of the Asset-Backed and Mortgage-Backed
     Securities businesses, and North American Head of the Interest Rate business, HSBC, 2004 to 2008; Managing Director and Head of Business for Mortgage Pass-Through and Options, Lehman Brothers, 2000 to 2004.

..    Began investment career in 1986.

..    BS, Indiana University.

The fixed income department of RiverSource Investments is divided into six specialized teams (sector teams), each focused on a specific sector of the fixed income market: leveraged debt group, liquid assets, high yield fixed income, investment grade credit, municipal bonds, and global fixed income. Each sector team includes a portfolio manager or portfolio managers and several analysts that select securities and other fixed income instruments within the sector. The Fund's portfolio managers lead or are members of one of these sector teams and also serve on a strategy committee responsible for implementation of the Fund's overall investment strategy, including determination of the Fund's sector allocation and portfolio duration.

The Fund's Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by each Portfolio Manager and each Portfolio Manager's ownership of securities of the Fund.

                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
    Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
                                   Seligman
            Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

              SUPPLEMENT DATED MARCH 3, 2009 TO THE PROSPECTUSES
                     (EXCLUDING THE CLASS I PROSPECTUSES)
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for
Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman
                                      New
   Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series,
     Seligman Core Fixed Income Fund, Inc. and Seligman TargetHorizon ETF
                               Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for
       Seligman Asset Allocation Series, Inc., Seligman High Yield Fund, Seligman Income and Growth Fund, Inc. and Seligman U.S. Government Securities
                                     Fund

                (each, a "Fund" and collectively, the "Funds")

The section entitled "Check Redemption Service" under "Shareholder Information -- How to Sell Shares" in the Prospectus of each Fund is hereby superseded and replaced with the following information:

Check Redemption Service. The Check Redemption Service is being terminated. Effective March 6, 2009, the Fund will not establish the Check Redemption Service for any Fund accounts. For Fund accounts currently utilizing the Check Redemption Service, this service will be terminated effective May 1, 2009. Seligman Data Corp. (SDC) will continue to honor check redemptions provided that SDC receives the intermediary's request for payment on or before April 30, 2009. After April 30, 2009, SDC will reject an intermediary's request for payment. Neither SDC nor the Fund(s) can guarantee that SDC will receive the request for payment on any checks you write against your Fund account by April 30, 2009. Please note that if you own Class A shares that were bought at net asset value (NAV) because of the size of your purchase, or if you own Class B shares, check redemptions may be subject to a contingent deferred sales charge (CDSC). If you own Class C or Class R shares, you may use this service only with respect to shares that you have held for at least one year.

                                                                     PROSPECTUS
                                                               February 2, 2009
Seligman
Core Fixed Income Fund, Inc.

Seeking a High Level of Current Income Consistent with Prudent Exposure to Risk and, Secondly, Capital Appreciation.

As with all mutual funds, the Securities and Exchange Commission has neither approved nor disapproved the Fund, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in this Fund or any other fund cannot provide a complete investment program. The suitability of an investment in the Fund should be evaluated based on the investment objectives, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals, and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if this Fund is suitable for you.

         Not FDIC Insured  [_]  May Lose Value  [_]  No Bank Guarantee

SCFIF1 2/2009

[LOGO]
SELIGMAN
INVESTMENTS
--------------------------------
EXPERIENCE . INSIGHT . SOLUTIONS

Table of Contents


     THE FUND

           Investment Objectives.......................................  1

           Principal Investment Strategies.............................  1

           Principal Risks.............................................  4

           Website References..........................................  7

           Portfolio Holdings..........................................  7

           Past Performance............................................  7

           Fees and Expenses...........................................  9

           Management.................................................. 10

     SHAREHOLDER INFORMATION

           Deciding Which Class of Shares to Buy....................... 13

           Pricing of Fund Shares...................................... 18

           Opening Your Account........................................ 18

           How to Buy Additional Shares................................ 19

           How to Exchange Shares Among the Seligman Mutual Funds...... 20

           How to Sell Shares.......................................... 20

           Important Policies That May Affect Your Account............. 22

           Frequent Trading of Fund Shares............................. 24

           Dividends and Capital Gain Distributions.................... 25

           Taxes....................................................... 26

           The Seligman Mutual Funds................................... 27

           Other Information........................................... 30

     FINANCIAL HIGHLIGHTS.............................................. 33

     HOW TO CONTACT US................................................. 37

                        FOR MORE INFORMATION. back cover

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments"), investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Fund having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between RiverSource Investments and the Fund, RiverSource Investments became the new investment manager of the Fund effective, November 7, 2008.

RiverSource Complex of Funds

The RiverSource complex of funds includes a comprehensive array of funds from RiverSource Investments, including the Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource complex. Although the Seligman funds share the same Board of Directors/Trustees, as the RiverSource funds (the "Board") they do not currently have the same policies and procedures, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds. For example, for purposes of calculating the initial sales charge on the purchase of Class A shares of a Seligman fund, for rights of accumulation purposes, an investor or financial advisor may not include the market value of any RiverSource funds, RiverSource Partners funds or Threadneedle funds in this calculation. Please see the Statement of Additional Information (SAI) for a complete list of mutual funds included in the RiverSource complex of funds.

The Fund

Proposed Merger of the Fund

On January 8, 2009, the Board of Directors approved in principle the merger of the Fund into RiverSource Diversified Bond Fund (the "RiverSource Fund"), a fund that seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time. More information about the RiverSource Fund and the proposed merger will be included in proxy materials.

Completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that proxy materials regarding the merger will be distributed to shareholders during the first or second quarter of 2009, and that a meeting of shareholders to consider the merger will be scheduled for the second quarter of 2009.

Investment Objectives

The Fund seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective.

Principal Investment Strategies

The Fund uses the following principal investment strategies to seek its investment objectives:

The Fund will invest at least 80% of its net assets in fixed-income securities. Under normal market conditions, the Fund intends to maintain at least 70% of its net assets in investment grade fixed-income securities ("Investment Grade Securities") and may invest up to 30% of its net assets in non-investment grade, high-yield securities ("High-Yield Securities"). The proportion of the Fund's assets invested in each type of security will vary from time to time based on the investment manager's assessment of general market and economic conditions.

The Fund may invest in securities of any duration. The Fund does not have any portfolio maturation limitations on its investments and, therefore, may invest in securities with short, medium or long maturities. However, the Fund expects to maintain an effective dollar-weighted average maturity of ten years or less on its portfolio of fixed-income securities. Although the Fund expects the maturity of its portfolio of fixed-income securities to be within the above limit, the Fund is not restricted to such limit.


  DURATION

  Duration is the average amount of time that it takes to receive the interest and principal of a bond or portfolio of bonds. The duration formula is based on a formula that calculates the weighted average of the cash flows (interest and principal payments) of the bond or portfolio of bonds, discounted to present time. Duration is used to judge expected price sensitivities to changes in interest rates.


  MATURITY

  The stated maturity of a bond is the date when the issuer must repay the bond's entire principal value to an investor, such as the Fund. A bond's effective maturity takes into account the possibility that the issuer of the bond will repay the bond before its stated maturity date.


The Fund will invest its net assets primarily in US dollar-denominated fixed-income securities of US issuers. However, the Fund may also invest in US dollar-denominated fixed-income securities of foreign issuers, including foreign governments or their agencies or instrumentalities, foreign banks and foreign corporations. The Fund may also invest up to 20% of its net assets in non-US dollar-denominated fixed-income securities of US or foreign issuers.

The Fund's investment limitations and credit ratings restrictions (e.g., those of Fitch Ratings ("Fitch"), Moody's Investors Service ("Moody's") and
Standard & Poor's Ratings Services ("S&P")) will apply at the time securities are purchased. The Fund is not required to sell a security if it no longer complies with these limitations or restrictions as a result of a change in rating or other event.

INVESTMENT GRADE SECURITIES

Investment Grade Securities are those rated within the four highest rating categories by Moody's or S&P, or, if unrated, deemed by the Fund's investment manager to be of comparable quality.

HIGH-YIELD SECURITIES

High-Yield Securities (many of which are commonly known as "junk bonds") carry non-investment grade ratings (Ba or below by Moody's or BB or below by Fitch or S&P) or are securities deemed to be below investment grade by the Fund's investment manager. Although High-Yield Securities have the potential to offer higher yields than higher rated fixed-income securities with similar maturities, High-Yield Securities are subject to greater risk of loss of principal and interest than higher rated Investment Grade Securities.

INVESTMENTS IN INVESTMENT GRADE SECURITIES AND HIGH-YIELD SECURITIES

The Fund may invest in all types of Investment Grade Securities and High-Yield Securities, including, but not limited to:

.. Senior and subordinated corporate debt obligations of both US and non-US issuers (including, for example, debentures, loan participations and floating rate notes);

.. Mortgage-backed and other asset-backed securities (mortgage-backed securities include collateralized mortgage obligations, mortgage pass-through securities and stripped mortgage-backed securities);

.. Convertible securities, preferred stock, capital securities, structured securities and loan participations of US and non-US issuers;

.. Obligations of non-US governments and their agencies, and non-US private institutions;

..  Municipal securities;

..  Repurchase agreements;

.. Capital appreciation bonds, including zero-coupon (interest payments accrue until maturity) and pay-in-kind securities (interest payments are made in additional securities);

.. Restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933 ("Rule 144A Securities"); and

..  Eurodollar bonds.

Investment Grade Securities also include, but are not limited to:

.. Obligations issued or guaranteed by the US Government or its agencies or instrumentalities;

..  Obligations of government sponsored enterprises (GSEs) (e.g., the Federal
   Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae));

.. Income-producing cash equivalents (e.g., certificates of deposit, commercial paper, discount notes and treasury bills); and

.. Other securities deemed by the investment manager to be of investment grade quality.

High-Yield Securities also include, but are not limited to:

.. Securities that are rated in default by a nationally recognized statistical rating organization;

.. Warrants, rights and other equity securities that are acquired in connection with the Fund's investments in High-Yield Securities; and

.. Other securities deemed by the investment manager to be of non-investment grade quality.

INVESTMENT PROCESS

Investment Grade Securities. In pursuit of the Fund's objective, the investment manager (RiverSource Investments) chooses Investment Grade Securities by:

.. Evaluating the Investment Grade Securities portion of the portfolio's exposure to sectors, industries and securities relative to the Barclays Capital Aggregate Bond Index (the "Index").

.. Analyzing factors such as credit quality, interest rate outlook and price in seeking to select the most attractive securities within each sector.

.. Targeting an average portfolio duration within one year of the duration of the Index which, as of September 30, 2008 was 4.47 years.

In evaluating whether to sell an Investment Grade Security, the investment manager considers, among other factors:

..  Identification of more attractive investments based on relative value.

.. The portfolio's total exposure to sectors, industries and securities relative to the Index.

..  Whether a security's rating has changed or is vulnerable to a change.

..  Whether a sector or industry is experiencing change.

..  Changes in the interest rate or economic outlook.

High-Yield Securities. In pursuit of the Fund's objective, the investment manager chooses High-Yield Securities by:

..  Reviewing interest rate and economic forecasts.

.. Reviewing credit characteristics and capital structures of companies, including an evaluation of any outstanding bank loans or corporate debt securities a company has issued, its relative position in its industry, and its management team's capabilities.

..  Identifying companies that:

 . have medium and low quality ratings or, in the investment manager's opinion, have similar qualities to companies with medium or low quality ratings, even though they are not rated, or have been given a different rating by a rating agency,

 .  have growth potential, or

 .  have the potential to increase in value as their credit ratings improve.

.. Buying debt instruments that are expected to outperform other debt instruments.

In evaluating whether to sell High-Yield Securities, the investment manager considers, among other factors, whether:

..  The interest rate or economic outlook changes.

..  A sector or industry is experiencing change.

..  A security's rating is changed.

..  The security is overvalued relative to alternative investments.

.. The company no longer meets the investment manager's performance expectations.

..  The investment manager wishes to lock in profits.

..  The investment manager identifies a more attractive opportunity.

.. The issuer or the security continues to meet the other standards described above.

OTHER STRATEGIES

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold within seven days at approximately the Fund's value of the securities) including funding agreements issued by domestic insurance companies. Rule 144A Securities deemed to be liquid by the Fund's investment manager are not included in this limitation. The Fund may purchase securities on a when-issued or forward commitment basis (delivery of securities and payment of the purchase price takes place after the commitment to purchase the securities).

The Fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The Fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the Fund may invest in futures contracts without registering with the CFTC.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal investment strategies in seeking to minimize extreme volatility caused by adverse market, economic, political or other conditions. This could prevent the Fund from achieving its objectives.

The Fund's investment objectives may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described under "Principal Investment Strategies."

There is no guarantee that the Fund will achieve its objectives.

Principal Risks

The Fund's net asset value, yield and total return will fluctuate with changes in the yield and market value of the securities held by the Fund. You may experience a decline in the value of your investment, and you could lose money if you sell your shares at a price lower than you paid for them. The principal factors that may affect the value of the Fund's securities holdings are: (i) changes in interest rates, (ii) the creditworthiness of the issuers of securities held by the Fund, (iii) unanticipated prepayment, and (iv) the decline of the bond market.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. The Fund may, however, invest a substantial percentage of its assets in certain industries or economic sectors believed by the Fund's investment manager to offer good investment opportunities. If an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected.

Active Management Risk. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objectives. Due to their active management, the Fund could underperform other mutual funds with similar investment objectives.

Interest-Rate Risk. Changes in market interest rates will affect the value of securities held by the Fund. Generally, the market value of fixed-income securities moves in the opposite direction of interest rates; the market value decreases when interest rates rise and increases when interest rates fall. The Fund's net asset value per share generally moves in the same direction as the market value of the securities that it holds. Therefore, if interest rates rise, you should expect the Fund's net asset value per share to fall.

Long-term securities are generally more sensitive to changes in interest rates, and, therefore, are subject to a greater degree of market price volatility. To the extent the Fund holds long-term securities, its net asset value will be subject to a greater degree of fluctuation than if it held securities of a shorter duration.

Credit Risk. A fixed-income security could deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of a fixed-income security would not be able to make interest and/or principal payments. If the Fund holds securities that have been downgraded, or that default on payment, its performance could be negatively affected.

While the Fund will invest a significant portion of its net assets in Investment Grade Securities, there is no guarantee that these securities are free from credit risk. Ratings by Fitch, Moody's and S&P are generally accepted measures of credit risk. However, these ratings have limitations. The rating of an issuer is based heavily on past developments and does not necessarily reflect probable future conditions. Frequently there is a lag between a change in an issuer's circumstances and the time its rating is updated. In addition, there may be varying degrees of difference in credit risk of securities within each rating category.

Securities backed only by the credit of the US federal agency or instrumentality or government sponsored enterprise that issued the security may have increased credit risk, including, but not limited to, the risk of non-payment of principal and/or interest. Some of these securities are supported by the credit of the government sponsored enterprise itself and the discretionary authority of the US Treasury to purchase the enterprise's obligations (e.g., securities of the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and the Federal Home Loan Bank). Others are supported only by the credit of the government sponsored enterprise itself (e.g., the Federal Farm Credit Bank). There is no assurance that the US government will provide financial support to government sponsored enterprises that are not supported by the full faith and credit of the US government.

The Fund invests a significant portion of its assets in securities of issuers that hold mortgage and asset backed securities and direct investments in securities backed by commercial and residential mortgage loans and other financial assets. The value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults. Shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market price and periods of illiquidity that can negatively impact the valuation of certain issuers held by the Fund.

Prepayment Risk. During periods of falling interest rates, issuers of an obligation held by the Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, the Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Fund's income.

Mortgage-backed securities in which the Fund invests may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. Mortgage prepayments generally increase during a period of declining interest rates. Prepayments increase the cash amounts available to the Fund for investment and these amounts would have to be reinvested at lower interest rates. In addition, prepayments on underlying mortgages result in a loss of anticipated interest, and, therefore, the actual yield to the Fund may be different from the quoted yield on the securities. As a result, when interest rates are declining, the market value and total return of mortgage-backed securities may not increase as much as other fixed-income securities of comparable maturities, although they may have a similar risk of decline when interest rates rise.

If an issuer repays an obligation such as a mortgage-backed security held by the Fund more slowly than anticipated, the Fund's returns could be adversely impacted. This could occur if an underlying mortgage pool has unusual characteristics or because interest rates have remained too high to stimulate repayment. In either case, the value of the obligation will decrease and the Fund will be prevented from investing in higher-yielding securities.

Market Risk. Fixed-income securities are traded principally by dealers in the over-the-counter market. The Fund's ability to sell securities it holds depends on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could reduce the number of ready buyers. The Fund may invest a portion of its net assets in equity securities that are acquired in connection with the Fund's investments in High-Yield Securities, as described above. The prices of equity securities will fluctuate. Therefore, as with any fund that invests in equity securities, the Fund's net asset value will fluctuate.

The Fund is also subject to the following risks:

High-Yield Securities Risk. High-Yield Securities in which the Fund may invest are generally subject to higher volatility in yield and market value than Investment Grade Securities. High-Yield Securities have a greater risk of loss of principal and income than higher-rated securities and are considered to be predominantly speculative with respect to the issuer's ability to pay interest and repay principal.

An economic downturn could adversely impact issuers' ability to pay interest and repay principal and could result in issuers' defaulting on such payments. The value of fixed-income securities will be affected by market conditions relating to changes in prevailing interest rates. However, the value of High-Yield Securities is also affected by investors' perceptions. When economic conditions appear to be deteriorating, lower-rated or un-rated securities may decline in market value due to investors' heightened concerns and perceptions over credit quality.

High-Yield Securities, like Investment Grade Securities, are traded principally by dealers in the over-the-counter market. The market for High-Yield Securities may be less active and less liquid than for Investment Grade Securities. Under adverse market, economic or other conditions, the secondary market for these High-Yield Securities could contract further, causing the Fund difficulties in valuing and selling these securities.

Foreign Securities and Illiquid Securities Risk. Foreign securities and illiquid securities in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including settlement risks, currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, investment, expropriation and repatriation restrictions, and custody risks.

Currency Risk. Because the Fund receives contributions in US dollars, any investment in securities denominated in a foreign currency requires the Fund to exchange US dollars for the currency in which the securities are denominated when purchasing them and to exchange the foreign currency proceeds to US dollars when the securities are sold. As a result, the Fund is exposed to risk that the value of the US dollar may fall in relation to the value of the foreign currency while the Fund is invested in securities denominated in that currency.

When-Issued and Forward Commitment Risk. When the Fund purchases securities on a when-issued or forward commitment basis, delivery and payment take place after the date of the commitment to purchase the securities. Because the price to be paid and the interest rate that will be received on the securities are each fixed at the time the Fund enters into the commitment, there is a risk that yields available in the market when delivery takes place may be higher than the yields obtained on the securities. This would tend to reduce the value of these securities. In addition, the market value of these securities may fluctuate between the time the Fund commits to purchase the securities and the time of delivery of the securities.

Repurchase Agreement Risk. Repurchase agreements in which the Fund invests could involve certain risks in the event of the default by a seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in the value of the underlying securities and loss of interest.

Zero-Coupon and Pay-In-Kind Risk. "Zero-coupon" and "pay-in-kind" securities may be subject to greater fluctuations in value because they tend to be more speculative than income-bearing securities. Fluctuations in the market prices of these securities owned by the Fund will result in corresponding fluctuations and volatility in the net asset value of the shares of the Fund.

Portfolio Turnover Risk. The Fund may actively and frequently trade securities in its portfolio to carry out its principal strategies. A high portfolio turnover rate increases transaction costs which may increase the Fund's expenses and lower its yield. Frequent and active trading may cause adverse tax consequences for investors in the Fund due to an increase in short-term capital gains.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the

Federal Deposit Insurance Corporation or any other government agency.

Website References

The website references in this Prospectus are inactive textual references, and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.

Past Performance

The performance information on page 8 provides some indication of the risks of investing in the Fund by showing how the performance of Class A shares has varied from year to year, as well as how the performance of certain of the Fund's Classes compares to three measures of performance.

Although the Fund's fiscal year ends on September 30, the following performance information is provided on a calendar year basis. It is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future. Total returns will vary between each Class due to differing fees and expenses.

The Class A annual total returns presented in the bar chart do not reflect the effect of any sales charges. If sales charges were included, the returns would be lower. The Fund's average annual total returns presented in the table below the chart do reflect the effect of the applicable sales charges. Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $100,000 is 4.50%. Although for all periods presented the Fund's Class A share returns reflect the 4.50% maximum initial sales charge, the actual returns for periods prior to January 7, 2008 would have been lower if a 4.75% maximum initial sales charge then in effect was incurred. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Both the bar chart and the table assume that all dividends and capital gain distributions, if any, were reinvested.

Prior to November 7, 2008, the Fund was managed by J. & W. Seligman & Co. Incorporated (Seligman). Since the Fund's inception to November 6, 2008, Seligman contractually reimbursed Fund expenses (with certain exceptions) that exceeded 0.50% per annum of the Fund's average daily net assets. Through at least January 31, 2010, RiverSource Investments, the Fund's new investment manager, has contractually agreed to waive its management fee and/or to reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. Absent past management fee waiver/expense reimbursements, returns would have been lower.

After-tax returns presented in the table are for Class A shares only. After-tax returns for Class B, Class C and Class R shares will vary due to differing fees and expenses. After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]



              Best quarter return: 5.45% - quarter ended 9/30/02.

             Worst quarter return: -2.76% - quarter ended 9/30/08.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/08

                                                                               SINCE
                                                              ONE    FIVE    INCEPTION
                                                              YEAR   YEARS   10/01/01
------------------------------------------------------------------------------------------
CLASS A
------------------------------------------------------------------------------------------
Return before taxes                                          (7.74)%  0.63%   2.06%
------------------------------------------------------------------------------------------
Return after taxes on distributions                          (9.07)  (0.69)   0.66
------------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares  (5.01)  (0.21)   0.94
------------------------------------------------------------------------------------------
CLASS B                                                      (8.78)   0.45    1.96
------------------------------------------------------------------------------------------
CLASS C                                                      (5.05)   0.80    1.96
------------------------------------------------------------------------------------------
CLASS R                                                      (4.44)   1.35    1.48/(1)/
------------------------------------------------------------------------------------------
BARCLAYS CAPITAL AGGREGATE BOND INDEX                         5.24    4.65    5.15
------------------------------------------------------------------------------------------
BARCLAYS CAPITAL U.S. UNIVERSAL INDEX                         2.38    4.30    5.11
------------------------------------------------------------------------------------------
LIPPER INTERMEDIATE INVESTMENT-GRADE DEBT FUNDS AVERAGE      (4.42)   1.74    3.03/(1)(2)/
------------------------------------------------------------------------------------------

-------------
The Barclays Capital Aggregate Bond Index - formerly the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index"), the Barclays Capital U.S. Universal Index (the "Universal Index") and the Lipper Intermediate Investment-Grade Debt Funds Average ("Lipper Average") are unmanaged benchmarks that assume the reinvestment of all distributions and changes in market prices. The Aggregate Bond Index and Universal Index do not reflect any fees, sales charges or taxes, and the Lipper Average does not reflect any sales charges or taxes. The Aggregate Bond Index is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The Aggregate Bond Index is frequently used as a general measure of bond market performance. Effective November 7, 2008 RiverSource Investments has added the Aggregate Bond Index because it believes that the such index provides a more appropriate comparison of the Fund's investment performance. The Universal Index measures the performance of US dollar-denominated, taxable bonds that are rated either investment grade or below investment grade. The Lipper Average measures the performance of mutual funds that invest at least 65% of their assets in investment-grade debt issues rated in the top four grades with dollar-weighted average maturities of five to ten years. Investors cannot invest directly in an average or index.
(1)Inception date for Class R is 4/30/03. Since this date, the average annual total return of the Aggregate Bond Index was 4.43%, the Universal Index was 4.28% and the Lipper Average was 1.92%.
(2)From 9/30/01.

Fees and Expenses
The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Each Class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. Shareholder fees are charged directly to your account. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)                              CLASS A    CLASS B CLASS C CLASS R
--------------------------------------------------------------------------------------------------------------------------
Total Maximum Sales Charge (Load)                                                       4.50%          5%      1%      1%
--------------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) on Purchases (as a % of offering price)                   4.50%/(2)/  none    none    none
--------------------------------------------------------------------------------------------------------------------------
  Maximum Contingent Deferred Sales Charge (Load) (CDSC) on Redemptions
   (as a % of original purchase price or current net asset value, whichever is less)    none/(2)/      5%      1%      1%
--------------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
--------------------------------------------------------------------------------------------------------------------------
(as a percentage of average net assets)
--------------------------------------------------------------------------------------------------------------------------
Management Fees                                                                         0.50%       0.50%   0.50%   0.50%
--------------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                                0.25%       1.00%   0.98%   0.50%
--------------------------------------------------------------------------------------------------------------------------
Other Expenses/(3)/                                                                     1.38%       1.49%   1.49%   1.47%
--------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/                                               2.13%       2.99%   2.97%   2.47%
--------------------------------------------------------------------------------------------------------------------------
-------------
(1)Less: Fee Waiver/Expense Reimbursement                                               0.88%       0.99%   0.99%   0.97%
--------------------------------------------------------------------------------------------------------------------------
    Net Operating Expenses                                                              1.25%       2.00%   1.98%   1.50%
--------------------------------------------------------------------------------------------------------------------------

(2)Certain investors who do not pay an initial sales charge (e.g., purchases of $1,000,000 or more, and purchases through certain retirement plans) may be subject to a 1% CDSC if shares are sold within 18 months of purchase.
(3)"Other expenses" includes transfer and shareholder service agent fees and expenses. The Fund's Board approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of the Fund's relationship with SDC, the current transfer and shareholder service agent for the Fund, effective on or about May 9, 2009. RSC is an affiliate of RiverSource Investments. "Other expenses" is based on estimated fees and expenses of SDC through on or about May 8, 2009 and of RSC from on or about May 9, 2009 through January 31, 2010, and includes non-recurring charges to the Fund resulting from the termination of SDC as transfer and shareholder service agent for the Fund (the "Non-Recurring Charges"). The fees and expenses charged to the Fund by RSC are lower than the fees and expenses charged to the Fund by SDC. The examples of Fund expenses below reflect the change in expenses resulting from the termination of SDC and the hiring of RSC. RiverSource Investments has contractually undertaken to waive its management fee and/or to reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of average daily net assets of the Fund. This undertaking will remain in effect at least until January 31, 2010. The Fund's actual total operating expense ratio may be higher than that shown in the table, which is based on the Fund's average net assets for the fiscal year ended September 30, 2008.
EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's operating expenses are (i) the Fund's net operating expenses through January 31, 2010 (which reflect the contractual management fee waiver and/or expense reimbursement described above) and (ii) after January 31, 2010, the Fund's total annual operating expenses shown above adjusted to reflect those fees and expenses no longer applicable to the Fund (i.e., the Non-Recurring Charges and SDC's fees and expenses). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                     1 YEAR         3 YEARS         5 YEARS         10 YEARS
                    --------------------------------------------------------------------------------
                    Class A           $572          $  974          $1,401           $2,587
                    --------------------------------------------------------------------------------
                    Class B            703           1,109           1,641            2,924+
                    --------------------------------------------------------------------------------
                    Class C            301             805           1,435            3,131
                    --------------------------------------------------------------------------------
                    Class R            253             652           1,178            2,621
                    --------------------------------------------------------------------------------

                    If you did not sell your shares at the end of each period, your costs would be:
                                     1 YEAR         3 YEARS         5 YEARS         10 YEARS
                    --------------------------------------------------------------------------------
                    Class A           $572          $  974          $1,401           $2,587
                    --------------------------------------------------------------------------------
                    Class B            203             809           1,441            2,924+
                    --------------------------------------------------------------------------------
                    Class C            201             805           1,435            3,131
                    --------------------------------------------------------------------------------
                    Class R            153             652           1,178            2,621
                    --------------------------------------------------------------------------------

-------------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

12B-1 FEES:
Fees paid by each Class, pursuant to a plan adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940. The plan allows each Class to pay distribution and/or service fees for the sale and distribution of its shares and for providing services to shareholders.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as transfer agency, registration, custody, auditing, and legal fees.

Management

On November 7, 2008, RiverSource Investments completed its Acquisition of Seligman, 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund will pay RiverSource Investments a fee for managing its assets (Seligman will no longer receive a management fee effective November 7, 2008). The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008, which is equal to an annual rate of 0.50% of the Fund's average daily net assets. Under the Management Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses. RiverSource Investments has agreed to waive its management fee and/or to reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. Such waiver/reimbursement will remain in effect at least until January 31, 2010. For the fiscal year ended September 30, 2008, the amount reimbursed by Seligman (the Fund's manager prior to November 7, 2008) was equal to 0.95% of the Fund's average daily net assets.

On July 29, 2008, the Fund's Board met to discuss, prior to shareholder approval, the Management Agreement between the Fund and RiverSource Investments. A discussion regarding the basis for the Board approving the Management Agreement was included in the Fund's proxy statement, dated August 27, 2008, and is available in the Fund's annual shareholder report for the year ended September 30, 2008.

Portfolio Manager(s). Effective November 7, 2008, the portfolio managers responsible for the day-to-day management of the Fund are:

Jamie Jackson, CFA, Portfolio Manager

..  Leader of the liquid assets sector team.

..  Joined RiverSource Investments in 2003.

..  Co-head of U.S. Investment Grade Fixed Income, UBS Global Asset Management,
   1997 to 2003.

..  Began investment career in 1988.

..  MBA, Marquette University.

Tom Murphy, CFA, Portfolio Manager

..  Leader of the investment grade corporate bond sector team.

..  Joined RiverSource Investments in 2002.

..  Managing Director and Portfolio Manager, BlackRock Financial Management,
   2002; various positions, Zurich Scudder, 1992 to 2002.

..  Began investment career in 1986.

..  MBA, University of Michigan.

Scott Schroepfer, CFA, Portfolio Manager

..  Member of the high yield sector team.

..  Joined RiverSource Investments in 1990.

..  Began investment career in 1986.

..  MBA, University of Minnesota.

Todd White, Portfolio Manager

..  Leader of the structured assets sector team.

..  Joined RiverSource Investments in 2008.

..  Managing Director, Global Head of the Asset-Backed and Mortgage-Backed
   Securities businesses, and North American Head of the Interest Rate business, HSBC, 2004 to 2008; Managing Director and Head of Business for Mortgage Pass-Through and Options, Lehman Brothers, 2000 to 2004.

..  Began investment career in 1986.

..  BS, Indiana University.

The fixed income department of RiverSource Investments is divided into six specialized teams (sector teams), each focused on a specific sector of the fixed income market: liquid assets, high yield corporate bonds, investment grade corporate bonds, municipals, global, and structured assets. Each sector team includes a portfolio manager or portfolio managers and several analysts that select securities and other fixed income instruments within the sector. The Fund's portfolio managers lead or are members of one of these sector teams and also serve on a strategy committee responsible for implementation of the Fund's overall investment strategy, including determination of the Fund's sector allocation and portfolio duration.

The Fund's Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by each Portfolio Manager and each Portfolio Manager's ownership of securities of the Fund.

  AFFILIATES OF RIVERSOURCE INVESTMENTS:
  RiverSource Fund Distributors, Inc., formerly known as Seligman Advisors, Inc. (the "distributor"):
  A distributor of the Seligman mutual funds and the RiverSource complex of funds; responsible for accepting orders for purchases and sales of Fund shares.

  RiverSource Services, Inc., formerly Seligman Services, Inc.:
  A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

  Seligman Data Corp. ("SDC"):
  The Fund's shareholder service agent; provides shareholder account services to the Fund at cost.

  Ameriprise Financial:
  Provides or compensates others to provide administrative services to the Seligman Group of Funds, as well as the RiverSource complex of funds.

REGULATORY MATTERS

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against
Seligman, Seligman Advisors, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of Seligman, RiverSource Investments and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex of funds.

Neither Seligman nor RiverSource Investments believes that the foregoing legal action or other possible actions will have a material adverse impact on Seligman, RiverSource Investments or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource Investments; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Seligman Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Seligman Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Seligman Funds. Information regarding certain legal proceedings may be found in the Seligman Funds' shareholder reports and SAIs. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the SEC on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

Shareholder Information

Deciding Which Class of Shares to Buy

Each of the Fund's Classes represent an interest in the same portfolio of investments. However, each Class has its own sales charge schedule, and its ongoing 12b-1 fees may differ from other Classes. When deciding which Class of shares to buy, you should consider, among other things:

..  The amount you plan to invest.

.. How long you intend to remain invested in the Fund, or another Seligman mutual fund.

.. If you would prefer to pay an initial sales charge and lower ongoing 12b-1 fees, or be subject to a CDSC (i.e., a contingent deferred sales charge) and pay higher ongoing 12b-1 fees, or in the case of employee benefit plans eligible to purchase Class R shares, be subject to a CDSC for a shorter period of time and pay higher ongoing 12b-1 fees.

.. Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

An authorized dealer or your financial advisor will be able to help you decide which Class of shares best meets your needs.

CLASS A
--------------------------------------------------------------------------------

..  Initial sales charge on Fund purchases, as set forth below:

                          SALES CHARGE AS A % OF SALES CHARGE AS A % OF REGULAR DEALER DISCOUNT
AMOUNT OF YOUR INVESTMENT   OFFERING PRICE/(1)/    NET AMOUNT INVESTED   AS A % OF OFFERING PRIC
------------------------------------------------------------------------------------------------
Less than $100,000                 4.50%                  4.71%                   4.00%
------------------------------------------------------------------------------------------------
$100,000 - $249,999                3.50                   3.63                    3.00
------------------------------------------------------------------------------------------------
$250,000 - $499,999                2.50                   2.56                    2.25
------------------------------------------------------------------------------------------------
$500,000 - $999,999                2.00                   2.04                    1.75
------------------------------------------------------------------------------------------------
$1,000,000 and over/(2)/           0.00                   0.00                    0.00
------------------------------------------------------------------------------------------------

-------------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.
(2)You will not pay an initial sales charge on purchases of $1 million or more, but you will be subject to a 1% CDSC if you sell your shares within 18 months.

..  Annual 12b-1 fee (for shareholder services) of up to 0.25%.

.. No initial sales charge on reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.

INFORMATION REGARDING BREAKPOINT DISCOUNTS FOR CLASS A SHARES

Purchases of Class A shares by a "single person" may be eligible for the reduced initial sales charges ("Breakpoint Discounts") that are described above. For the purpose of the Breakpoint Discount thresholds described above, "single persons" includes individuals and immediate family members (i.e., husband, wife, and minor child), as well as designated fiduciaries, certain employee benefit plans and certain tax-exempt organizations. For more information about what constitutes a "single person", please consult the Fund's Statement of Additional Information. "Single persons" may be eligible for Breakpoint Discounts under the following circumstances:

Discounts and Rights of Accumulation. Breakpoint Discounts contemplated above are also available under a Seligman Group of Funds program referred to as "Rights of Accumulation." Under this program, reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the Breakpoint Discount thresholds described for Class A shares above.

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group of mutual funds if those investments are held in your accounts with a different intermediary or with SDC.

Discounts and rights of accumulation apply with respect to your investments in the Seligman mutual funds only. Any investment that you may have in shares of a RiverSource fund, RiverSource Partners fund or Threadneedle fund will not be aggregated with your investments in the Seligman mutual funds for the purpose of determining eligibility for any Breakpoint Discount or reduced sales charge (this same policy also applies in connection with a letter of intent, as described below).

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed above, based on the total amount of Class A shares of the Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent.

Eligible Employee Benefit Plans. Eligible employee benefit plans which have at least $2 million in plan assets at the time of investment in the Fund may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

CDSCS. Purchases of Class A shares of $1 million or more under any of the programs discussed above are subject to a CDSC of 1% on redemptions made within 18 months of purchase, subject to certain limited exceptions set forth in the Fund's Statement of Additional Information.

ADDITIONAL INFORMATION. For more information regarding Breakpoint Discounts, please consult the Fund's Statement of Additional Information. This information can also be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

INFORMATION REGARDING SALES OF CLASS A SHARES AT NET ASSET VALUE

Class A shares of the Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Fund, the other investment companies in the Seligman Group of mutual funds, RiverSource Investments, SDC and RiverSource Investments' affiliates.

Class A shares may also be issued without an initial sales charge to the following entities as further described in the Fund's Statement of Additional
Information: certain registered unit investment trusts; separate accounts established and maintained by certain insurance companies; registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the Fund's distributor; financial institution trust departments; certain registered investment advisers; accounts of certain financial institutions, authorized dealers or investment advisors that charge account management fees; pursuant to certain sponsored arrangements with organizations that make recommendations or permit solicitations of its employees, members or participants; other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside Directors, or pursuant to a "fund of funds" arrangement; certain "eligible employee benefit plans"; those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by RiverSource Investments, or to their directors or trustees; in connection with sales pursuant to retirement plan alliance programs that have a written agreement with the Fund's distributor; and to participants in certain retirement and deferred compensation plans and trusts for which certain entities act as broker-dealer, trustee, or recordkeeper.

For more information about those who can purchase shares of the Fund without a sales charge and other relevant information, please consult the Fund's Statement of Additional Information. In addition, this information can be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

If you are eligible to purchase Class A shares without a sales charge, you should inform your financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

CLASS B
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  A declining CDSC on shares sold within 6 years of purchase:

Years Since Purchase                   CDSC
--------------------------------------------
Less than 1 year                        5%
--------------------------------------------
1 year or more but less than 2 years    4
--------------------------------------------
2 years or more but less than 3 years   3
--------------------------------------------
3 years or more but less than 4 years   3
--------------------------------------------
4 years or more but less than 5 years   2
--------------------------------------------
5 years or more but less than 6 years   1
--------------------------------------------
6 years or more                         0
--------------------------------------------

..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. Automatic conversion to Class A shares approximately eight years after purchase, resulting in lower ongoing 12b-1 fees. If you intend to hold your Class B shares for less than six years, you should consider purchasing Class C shares due to the shorter CDSC applicable to Class C shares. Additionally, if you are eligible to purchase Class R shares, you should consider purchasing that class, which has lower ongoing fees and a shorter CDSC.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

CLASS C
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  A 1% CDSC on shares sold within one year of purchase.

..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

CLASS R*
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

.. A 1% CDSC on shares sold within one year of the plan's initial purchase of Class R shares of the Fund.

..  Annual 12b-1 fee (for distribution and shareholder services) of 0.50%.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.
-------------
* Class R shares are not available to all investors. You may purchase Class R shares only if you are a qualified or non-qualified employee benefit plan or arrangement (other than a Section 403(b) plan sponsored by public educational institutions) that provides for the purchase of Fund shares and has (1) less than $20 million in assets (determined at the time of initial investment in the Seligman Group of mutual funds); and (2) at least (a) $500,000 invested in the Seligman Group of mutual funds or (b) 50 eligible employees to whom such plan is made available.
  The distributor may waive the requirements described in (2) above in connection with sales pursuant to a retirement plan alliance program which has a written agreement with the distributor.

Your purchase of Class C shares must be for less than $1,000,000 because if you invest $1,000,000 or more you will pay less in fees and charges if you buy Class A shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.

The Fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940 that allows each Class to pay 12b-1 fees for the sale and distribution of its shares and/or for providing services to shareholders.

Because the Fund's 12b-1 fees are paid out of each Class's assets on an ongoing basis, over time these fees will increase your investment expenses and may cost you more than other types of charges.

The Fund's Board of Directors believes that no conflict of interest currently exists among the Fund's Classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and applicable state law, will seek to ensure that no such conflict arises.

HOW CDSCS ARE CALCULATED

To minimize the amount of the CDSC you may pay when you sell your shares, the Fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to a CDSC) are sold first. Shares that have been in your account long enough so they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest). The amount of any CDSC that you pay will be based on the shares' original purchase price or current net asset value, whichever is less.

You will not pay a CDSC when you exchange shares of the Fund to buy the same class of shares of any other Seligman mutual fund or when you exchange shares of another Seligman mutual fund to buy the same class of shares of the Fund. For the purpose of calculating the CDSC, when you exchange shares of the Fund for the same class of another Seligman mutual fund, it will be assumed that you held the shares of the other Seligman mutual fund since the date you originally purchased the shares of the Fund. Similarly, when you exchange shares of another Seligman mutual fund for shares of the Fund, it will be assumed that you held the shares of the Fund since the date you originally purchased shares of the other Seligman mutual fund.

The CDSC on Class A, Class B, Class C and Class R shares may be waived or reduced in the following instances: on redemptions following death or disability; in connection with certain distributions from certain retirement plans, 403(b) plans, 401(k) plans and IRAs; in connection with shares sold to current and retired Directors of the Fund; in connection with shares sold to a governmental entity which is prohibited by applicable laws from paying sales charges and related fees; in connection with systematic withdrawals; in connection with participation in certain 401(k) and retirement programs; on incidental redemptions to cover administrative expenses; on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and in the case of Class A shares purchased by certain institutional investors. The CDSC may also be waived on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of RiverSource Investments at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund. For more information, please consult the Fund's Statement of Additional Information or www.seligman.com.

Pricing of Fund Shares

When you buy or sell shares, you do so at the Class's net asset value ("NAV") next calculated after the distributor or SDC, as the case may be, accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares. However, the distributor may reject any request to purchase Fund shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day, subject to any applicable sales charge. When you sell shares, you receive the Class's per share NAV, less any applicable CDSC.

The NAV of the Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading.

Securities owned by the Fund are valued at current market prices. If RiverSource Investments concludes that the most recently reported (or closing) price of a security held by the Fund is no longer valid or reliable, or such price is otherwise unavailable, RiverSource Investments will value the security at its fair value as determined in accordance with policies and procedures approved by the Fund's Board of Directors. The value of a security held by the Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

Opening Your Account

The Fund's shares are sold through authorized dealers or financial advisors who have sales agreements with the distributor. There are several programs under which you may be eligible for reduced sales charges. Ask an authorized dealer or your financial advisor if any of these programs apply to you. Class R shares are not available to all investors. For more information, see "Deciding Which Class of Shares to Buy--Class R."

To make your initial investment in the Fund, contact an authorized dealer or your financial advisor or complete an account application and send it with your check made payable to the Fund directly to SDC at the address provided on the account application. Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment. If you do not choose a Class, your investment will automatically be made in Class A shares.

The required minimum initial investments are:

.. Regular (non-retirement) accounts: None (but certain Fund accounts are subject to a $1,000 minimum Fund account balance; for details, see "Important Policies That May Affect Your Account")

..  For accounts opened concurrently with Invest-A-Check(R):
 . $100 to open if you will be making monthly investments
 . $250 to open if you will be making quarterly investments

  YOU MAY BUY SHARES OF THE FUND FOR ALL TYPES OF TAX-DEFERRED RETIREMENT PLANS. CONTACT RETIREMENT PLAN SERVICES AT THE ADDRESS OR PHONE NUMBER LISTED ON THE INSIDE BACK COVER OF THIS PROSPECTUS FOR INFORMATION AND TO RECEIVE THE PROPER FORMS.


If you buy shares by check and subsequently sell the shares, SDC will not send your proceeds until your check clears, which could take up to 15 calendar days from the date of your purchase.

You will be sent a statement confirming your purchase and any subsequent transactions in your account. You will also be sent quarterly and annual statements detailing your transactions in the Fund and the other Seligman funds you own under the same account number. Duplicate quarterly account statements for the current year and duplicate annual statements for the most recent prior calendar year will be sent to you free of charge. Copies of year-end statements for prior years are available for a fee of $10 per year, per account, with a maximum charge of $150 per account. Send your request and a check for the fee to SDC at:

Seligman Data Corp.
P.O. Box 9759
Providence, RI 02940-9759

Share certificates representing shares of the Fund are no longer issued. Any further purchases of shares (whether by further subscription or in connection with the exercise of exchange privileges) will be recorded in book-entry form only. However, if a share certificate has been previously issued to a shareholder, the shareholder will be required to deliver the share certificate to SDC, as shareholder servicing agent, before a request for redemption or exchange of shares evidenced by that share certificate will be processed.

If you want to be able to buy, sell, or exchange shares by telephone, you should elect telephone services on the account application when you open your account. This will prevent you from having to complete a supplemental election form (which may require a medallion signature guarantee) at a later date.

How to Buy Additional Shares

After you have made your initial investment, there are many options available to make additional purchases of Fund shares.

Shares may be purchased through an authorized dealer or your financial advisor, or you may send a check directly to SDC. Please provide either an investment slip or a note that provides your name(s), Fund name, and account number. Unless you indicate otherwise, your investment will be made in the Class you already own. Send investment checks to:

Seligman Data Corp.
P.O. Box 9766
Providence, RI 02940-9766

Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment.

You may also use the following account services to make additional investments:

Invest-A-Check(R). You may buy Fund shares electronically from a savings or checking account of an Automated Clearing House ("ACH") member bank. If your bank is not a member of ACH, the Fund will debit your checking account by preauthorized checks. For accounts opened concurrently with Invest-A-Check(R), you must buy Fund shares at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you use Invest-A-Check(R), you must continue to make automatic investments until the Fund's minimum account balance of $1,000 is met or your account may be closed. For accounts opened with $1,000 or more, Invest-A-Check(R) investments may be made for any amount.

Automatic Dollar-Cost-Averaging. If you have at least $5,000 in Seligman Cash Management Fund (the "Cash Fund"), you may exchange uncertificated shares of that fund to buy shares of the same class of another Seligman mutual fund at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you exchange Class A shares, you may pay an initial sales charge to buy Fund shares unless your original purchase was in the Cash Fund.

Automatic CD Transfer. You may instruct your bank to invest the proceeds of a maturing bank certificate of deposit (CD) in shares of the Fund. If you wish to use this service, contact SDC, an authorized dealer or your financial advisor to obtain the necessary forms. Because your bank may charge you a penalty, it is not normally advisable to withdraw CD assets before maturity.

Dividends From Other Investments. You may have your dividends from other companies invested in the Fund. (Dividend checks must include your name, account number, Fund name, and class of shares.)

Direct Deposit. You may buy Fund shares electronically with funds from your employer, the IRS, or any other institution that provides direct deposit. Call SDC for more information.

The Fund may permit investments that are lower than the investment minimums described in this Prospectus for those employees whose employers permit investments in the Seligman Group of Funds via a direct deposit through a payroll deduction program.

How to Exchange Shares Among the Seligman Mutual Funds

The Seligman Group of Funds are part of the RiverSource complex of funds which, in addition to RiverSource funds, includes RiverSource Partners funds and Threadneedle funds. Each of the funds in the RiverSource complex shares the same Board of Directors/Trustees. However, the Seligman Group of Funds do not share the same policies and procedures, as set forth in the Shareholder Information section of this prospectus, as the other funds in the RiverSource complex and may not be exchanged for shares of RiverSource funds, RiverSource Partners funds or Threadneedle funds.

You may sell this Fund's shares to buy shares of the same class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy this Fund's shares. Exchanges will be made at each fund's respective NAV. You will not pay an initial sales charge when you exchange, unless you exchange Class A shares of Seligman Cash Management Fund to buy shares of the same Class of the Fund or another Seligman mutual fund. If you are exchanging shares subject to a CDSC, for purposes of determining CDSC holding periods, such shares will be exchanged pro rata based on the different times of purchase.

Only your dividend and capital gain distribution options and telephone services will be automatically carried over to any new fund. If you wish to carry over any other account options (for example, Invest-A-Check(R) or Systematic Withdrawals) to the new fund, you must specifically request so at the time of your exchange.

See "The Seligman Mutual Funds" for a list of the funds available for exchange. Before making an exchange, contact an authorized dealer, your financial advisor or SDC to obtain the applicable fund prospectus(es). You should read and understand a fund's prospectus before investing. Some funds may not offer all classes of shares.

How to Sell Shares

The easiest way to sell Fund shares is by phone. If you have telephone services, you may be able to use this service to sell Fund shares. Restrictions apply to certain types of accounts. Please see "Important Policies That May Affect Your Account."

When you sell Fund shares by phone, a check for the proceeds is sent to your address of record. If you have current ACH bank information on file, you may have the proceeds of the sale of your Fund shares directly deposited into your bank account (typically, within 2 business days after your shares are sold).

You may sell shares to the Fund through an authorized dealer or your financial advisor. The Fund does not charge any fees or expenses, other than any applicable CDSC, for this transaction; however, the authorized dealer or your financial advisor may charge a service fee. Contact an authorized dealer or your financial advisor for more information.

You may always send a written request to sell Fund shares; however, it may take longer to get your money.

To protect you and the Fund, if your written redemption request is for $25,000 or more, SDC will seek telephone confirmation from you, an authorized dealer or your financial advisor before sending any money. If the proceeds are: (1) $50,000 or more; (2) to be paid to someone other than the account owner; (3) to be mailed to other than your address of record; (4) requested in connection with an address change; or (5) requested within 30 days of an address change on the account, then before sending any money, the Fund will require:

..  A signed, written redemption request;
..  Telephone confirmation; and
..  A medallion signature guarantee.

  MEDALLION SIGNATURE GUARANTEE:

  Protects you and each Seligman mutual fund from fraud. It is an assurance that the signature is genuine. A Medallion Signature Guarantee from The New York Stock Exchange, Inc. Medallion Signature Guarantee Program, The Securities Transfer Agents Medallion Program or The Stock Exchanges Medallion Program is acceptable. These guarantees are the leading signature guarantee programs recognized by most financial services associations throughout the United States and Canada, and are endorsed by the Securities Transfer Association. Non-medallion signature guarantees or notarization by a notary public are not acceptable forms of signature guarantees.


Telephone confirmations will not affect the date on which your redemption request is actually processed, but may delay the payment of proceeds.

If your Fund shares are represented by certificates, you will need to surrender the certificates to SDC before you sell your shares.

You may need to provide additional documents to sell Fund shares if you are:

..  a corporation;
..  an executor or administrator;
..  a trustee or custodian; or
..  in a retirement plan.

Contact an authorized dealer, your financial advisor or SDC's Shareholder Services Department for information on selling your shares under any of the above circumstances.

You may also use the following account service to sell Fund shares:

Systematic Withdrawal Plan. If you have at least $5,000 in the Fund, you may withdraw (sell) a fixed dollar amount (minimum of $50) of uncertificated shares at regular intervals. A check will be sent to you at your address of record or, if you have current ACH bank information on file, you may have your payments directly deposited to your predesignated bank account, typically within 2 business days after your shares are sold. If you bought $1,000,000 or more of Class A shares without an initial sales charge, your withdrawals may be subject to a 1% CDSC if they occur within 18 months of purchase. If you own Class B, Class C or Class R shares, you may annually withdraw 12%, 10% or 10%, respectively, of the value of your accounts (at the time of election) without a CDSC.

Check Redemption Service. If you have at least $25,000 in the Fund, you may ask SDC to provide checks which may be drawn against your account. You can elect this service on your initial application, or contact SDC for the appropriate forms to establish this service. If you own Class A shares that were bought at NAV because of the size of your purchase, or if you own Class B shares, check redemptions may be subject to a CDSC. If you own Class C, Class D or Class R shares, you may use this service only with respect to shares that you have held for at least one year.

Important Policies That May Affect Your Account

To protect you and other shareholders, the Fund reserves the right to:

.. Refuse an exchange request if the amount you wish to exchange equals or exceeds the lesser of $1,000,000 or 1% of the Fund's net assets;

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

..  Suspend or terminate telephone services;

..  Reject a medallion signature guarantee that SDC believes may be fraudulent;

.. Close your Fund account if its value is below $1,000, provided, however, that this policy does not apply to direct accounts held at SDC that are retirement accounts (i.e., IRAs), unclaimed property accounts and Fund shareholder accounts in the process of automatic conversion from the Fund's Class B shares to Class A shares that aggregate to more than $1,000. The Fund will notify you in writing at least 30 days before closing your Fund account and anticipates permitting shareholders owning Fund shares directly with SDC a period of one year to reach the $1,000 Fund minimum balance. If you hold your shares through a financial intermediary, you should contact that financial intermediary for their policies relating to minimum investment requirements (which could be different from the Fund's requirements);

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals); and

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering.

Telephone Services
You, an authorized dealer or your financial advisor will be able to place the following requests by telephone, unless you indicate on your account application that you do not want telephone services:

.. Sell uncertificated shares (up to $50,000 per day, payable to account owner(s) and mailed to

.. the address of record or if you have current ACH bank information on file, you may have your redemption proceeds directly deposited to your bank account);

..  Exchange shares between Seligman mutual funds;

..  Change dividend and/or capital gain distribution options;

..  Change your address; and

..  Establish systematic withdrawals to address of record.

If you do not elect telephone services on your account application when you open your account, or opened your account through an authorized dealer or your financial advisor, telephone services must be elected on a supplemental election form (which may require a medallion signature guarantee).

Restrictions apply to certain types of accounts:

.. Trust accounts on which the current trustee is not listed may not sell Fund shares by phone;

..  Corporations may not sell Fund shares by phone;

..  IRAs may only exchange Fund shares or request address changes by phone; and

.. Group retirement plans may not sell Fund shares by phone; plans that allow participants to exchange by phone must provide a letter of authorization signed by the plan custodian or trustee and provide a supplemental election form signed by all plan participants.

Unless you have current ACH bank information on file, you will not be able to sell Fund shares by phone within thirty days following an address change.

Your telephone request must be communicated to an SDC representative. You may not request any phone transactions via the automated access line.

You may cancel telephone services at any time by sending a written request to SDC. Each account owner, by accepting or adding telephone services, authorizes each of the other account owners to make requests by phone. An authorized dealer or your financial advisor may not establish telephone services without your written authorization. SDC will send written confirmation to the address of record when telephone services are added or terminated.

During times of heavy call volume, you may not be able to get through to SDC by phone to request a sale or exchange of Fund shares. In this case, you may need to send written instructions, and it may take longer for your request to be processed. The Fund's NAV may fluctuate during this time.

The Fund and SDC will not be liable for processing requests received by phone as long as it was reasonable to believe that the request was genuine. The Fund and SDC will employ reasonable procedures to confirm whether instructions received by telephone are genuine, and, if they do not, they may be liable for any losses due to unauthorized or fraudulent instructions.

REPURCHASES. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of the Fund or any other Seligman mutual fund.

The following applies to shareholders who sold Fund shares on or after February 4, 2009 and wish to repurchase shares (the "New Repurchase Policy"):
If your original purchase was in Class A or Class B shares, you may use all or part of the sale proceeds to purchase new Class A shares in any Seligman fund account linked together for Rights of Accumulation purposes. Your repurchase will be in Class A shares at net asset value, up to the amount of the sale proceeds. Repurchases of Class B shares will also be made in Class A shares at net asset value. Any CDSC paid upon redemption of your Class B shares will not be reimbursed. If your original purchase was in Class C shares, you will be allowed to reinvest in the same Class C account and fund you originally purchased. In a Class C share repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

The following applies to shareholders who sold Fund shares on or before February 3, 2009 and wish to repurchase shares: You have the option of taking advantage of the New Repurchase Policy described above, or you may use all or part of the sale proceeds to purchase shares of the Fund or any other

Seligman mutual fund without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC (the "Former Repurchase Policy").

If you sold Fund shares on or after February 4, 2009 and wish to take advantage of the New Repurchase Policy, you must notify your financial advisor or SDC within 90 days of the date your sale request was processed. If you sold Fund shares on or before February 3, 2009 and wish to take advantage of either the New Repurchase Policy or the Former Repurchase Policy, you must notify your financial advisor or SDC within 120 days of the date your sale request was processed (e.g., if you sold Fund shares on February 3, 2009, you must notify your financial advisor or SDC by June 3, 2009). Contact your financial advisor or SDC for information on required documentation. The repurchase privileges may be modified or discontinued at any time and use of this option may have tax consequences.

Frequent Trading of Fund Shares

As a matter of policy, the Fund discourages frequent trading of Fund shares. In this regard, the Fund's Board of Directors has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of the Fund's portfolio. If the Fund, the distributor or SDC (the Fund's shareholder servicing agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the Fund in any three-month period, you will not be permitted to engage in further exchange activity in the Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of Fund shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of the Fund through a financial intermediary, your ability to purchase or exchange shares of the Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Fund's policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, the Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide the Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of the Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in the Fund, these practices may interfere with the efficient management of the Fund's portfolio, hinder the Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in the Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase the Fund's operating costs and decrease the Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Dividends and Capital Gain Distributions

The Fund generally pays any dividends from its net investment income monthly and distributes any net capital gains realized on investments annually. The Fund has capital loss carryforwards that are available for offset against future net capital gains, expiring in various amounts through 2015. Accordingly, no capital gains distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforwards.

You may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

Your dividends and capital gain distributions, if any, will be reinvested if you do not instruct otherwise or if you own Fund shares in a Seligman tax-deferred retirement plan.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, if you have telephone services, you, an authorized dealer or your financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

  DIVIDEND:
  A payment by a mutual fund, usually derived from a fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

Dividends or capital gain distributions that are not reinvested will be sent by check to your address of record or, if you have current ACH bank information on file, directly deposited into your predesignated bank account, typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the payable date.

Dividends, if any, on Class B, Class C and Class R shares will be lower than the dividends on Class A shares as a result of their higher 12b-1 fees. Capital gain distributions will be paid in the same amount for each Class.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Fund, other than "qualified dividend income," are generally taxable to you as ordinary income. Tax-deferred retirement plans are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by the Fund depending on the length of time the Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long- term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Fund's Statement of Additional Information under the section entitled "Taxation of the Fund."

The Seligman Mutual Funds

Shares of the following Seligman mutual funds may be exchanged for one another, but shares of these Seligman mutual funds may not, at the current time, be exchanged for shares of the other funds in the RiverSource complex of funds.

EQUITY
--------------------------------------------------------------------------------

SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund
Seeks long-term capital appreciation.

Seligman International Growth Fund
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in international markets.

Seligman Large-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITs) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund
Seeks to produce a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*

California                 Louisiana                  New Jersey
.. High-Yield               Maryland                   New York
.. Quality                  Massachusetts              North Carolina
Colorado                   Michigan                   Ohio
Florida                    Minnesota                  Oregon
Georgia                    Missouri                   Pennsylvania
                                                      South Carolina

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend-producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHorizon ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2035 approaches.

Seligman TargETFund 2025
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core
Seeks capital appreciation and preservation of capital with current income.

Other Information

PAYMENTS TO FINANCIAL INSTITUTIONS. The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the fund) to financial institutions, including inter-company allocation of resources or payments to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the fund. These payments and intercompany allocations (collectively, ''payments'') do not change the price paid by investors in the fund or fund shareholders for the purchase or ownership of fund shares of the fund, and these payments are not reflected in the fees and expenses of the fund, as they are not paid by the fund.

In exchange for these payments, a financial institution may elevate the prominence or profile of the fund within the financial institution's organization, and may provide the distributor and its affiliates with preferred access to the financial institution's registered representatives or preferred access to the financial institution's customers. These arrangements are sometimes referred to as marketing and/or sales support payments, program and/or shareholder servicing payments, or revenue sharing payments. These arrangements create potential conflicts of interest between a financial institution's pecuniary interest and its duties to its customers, for example, if the financial institution receives higher payments from the sale of a certain fund than it receives from the sale of other funds, the financial institution or its representatives may be incented to recommend or sell shares of the fund where it receives or anticipates receiving the higher payment instead of other investment options that may be more appropriate for the customer. Employees of Ameriprise Financial and its affiliates, including employees of affiliated broker-dealers, may be separately incented to recommend or sell shares of the fund, as employee compensation and business unit operating goals at all levels are tied to the company's success. Certain employees, directly or indirectly, may receive higher compensation and other benefits as investment in the fund increases. In addition, management, sales leaders and other employees may spend more of their time and resources promoting Ameriprise Financial and its subsidiary companies, including RiverSource Investments and the distributor, and the products they offer, including the fund.

These payments are typically negotiated based on various factors including, but not limited to, the scope and quality of the services provided by the financial institution, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships, the profile the fund may obtain within the financial institution, and the access the distributor or other representatives of the fund may have within the financial institution for advertisement, training or education, including opportunities to present at or sponsor conferences for the registered representatives of the financial institution and its customers.

These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of, or in addition to, these asset-based fees as compensation for including or maintaining a fund on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges--fees that a financial institution charges its registered representatives for effecting transactions in the fund. The amount of payment varies by financial institution (e.g., initial platform set-up fees, ongoing maintenance or service fees, or asset or sales based fees). The amount of payments also varies by the type of sale. For instance, purchases of one fund may warrant a greater or lesser amount of payments than purchases of another fund. Additionally, sale and maintenance of shares on a stand alone basis may result in a greater or lesser amount of payments than the sale and maintenance of shares made through a plan, wrap or other fee-based program. Payments to affiliates may include payments as compensation to employees of RiverSource Investments who are licensed by the distributor in respect of certain sales and solicitation activity on behalf of the fund. These payments may be and often are significant.

Payments to affiliated broker-dealers are within the range of the payments the distributor pays to similarly-situated third party financial institutions and the payments such affiliated broker-dealers receive from third party fund sponsors related to the sale of their sponsored funds. However, because of the large amount of RiverSource fund assets (in aggregate) currently held in customer accounts of the affiliated broker-dealers, the distributor and its affiliates, in the aggregate, pay significantly more in absolute dollars than other third-party fund sponsors pay to the affiliated broker-dealers for the sale and servicing of their sponsored funds. This level of payment creates potential conflicts of interest which the affiliated broker-dealers seek to mitigate by disclosure and implementation of internal controls, as well as the rules and regulations of applicable regulators.

From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payments to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

The financial institution through which you are purchasing or own shares of the fund has been authorized directly or indirectly by the distributor to sell the fund and/or to provide services to you as a shareholder of the fund. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares. If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of the fund, please contact your financial institution.

The payments described in this section are in addition to fees paid by the fund to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the fund to SDC, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the fund.

ADMINISTRATION SERVICES. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the funds. These services include administrative, accounting, treasury, and other services. Administrative services are provided without charge to the Seligman funds by Ameriprise Financial under a separate administrative services agreement with each such fund, rather than by RiverSource Investments under a Seligman fund's management agreement. The fees under the administrative services agreement may be raised without shareholder approval, although RiverSource Investments expects that any increase would be offset by a decrease in its management fee paid by a Seligman fund.

AFFILIATED PRODUCTS. RiverSource Investments also serves as investment manager to Seligman funds and RiverSource funds which are structured to provide asset-allocation services to shareholders of those funds by investing in shares of other Seligman funds and RiverSource funds, respectively, (Funds of Funds) and to discretionary managed accounts that invests exclusively in the funds (collectively referred to as ''affiliated products''). These affiliated products, individually or collectively, may own a significant percentage of the fund's outstanding shares. The fund may experience relatively large purchases or redemptions from the affiliated products. Although RiverSource Investments may seek to minimize the impact of these transactions, for example, by structuring them over a reasonable period of time or through other measures, the fund may experience increased expenses as it buys and sells securities to manage transactions for the affiliated products. In addition, because the affiliated products may own a substantial portion of the fund, a redemption by one or more affiliated products could cause the fund's expense ratio to increase as the fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments reports to the Board on the steps it has taken to manage any potential conflicts.

Financial Highlights

The tables below are intended to help you understand the financial performance of the Fund's classes for the past five years. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated based on average shares outstanding during a particular period. "Total return" shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all of your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges, transaction costs on your investment or taxes. If such charges, costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS A
-------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED SEPTEMBER 30,
                                                                ---------------------------------------
                                                                 2008    2007    2006    2005    2004
-------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                                $7.01  $ 7.03  $ 7.15  $ 7.29  $ 7.48
-------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                            0.30    0.32    0.27    0.20    0.17
-------------------------------------------------------------------------------------------------------
  Net realized and unrealized loss on investments                (0.38)  (0.02)  (0.11)  (0.12)  (0.06)
-------------------------------------------------------------------------------------------------------
Total from investment operations                                 (0.08)    0.30    0.16    0.08    0.11
-------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                           (0.30)  (0.32)  (0.27)  (0.20)  (0.17)
-------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                       --      --  (0.01)  (0.02)  (0.04)
-------------------------------------------------------------------------------------------------------
  Distributions from net realized capital gain                       --      --      --      --  (0.09)
-------------------------------------------------------------------------------------------------------
Total distributions                                              (0.30)  (0.32)  (0.28)  (0.22)  (0.30)
-------------------------------------------------------------------------------------------------------
Net asset value, end of year                                     $ 6.63  $ 7.01  $ 7.03  $ 7.15  $ 7.29
-------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    (1.24)%   4.21%   2.31%   1.06%   1.52%
-------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                           $7,013 $14,372 $15,663 $14,288 $17,008
-------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                           1.25%   1.25%   1.25%   1.25%   1.25%
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets              4.31%   4.49%   3.90%   2.76%   2.29%
-------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                         225.73% 462.47% 795.65% 444.20% 249.13%
-------------------------------------------------------------------------------------------------------
Without expense reimbursement:+
-------------------------------------------------------------------------------------------------------
  Ratio of expenses to average net assets                         2.20%   2.00%   2.03%   2.20%   2.27%
-------------------------------------------------------------------------------------------------------
  Ratio of net investment income (loss) to average net assets     3.36%   3.74%   3.12%   1.81%   1.27%
-------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 35.

CLASS B
-------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED SEPTEMBER 30,
                                                                ---------------------------------------
                                                                 2008    2007    2006    2005    2004
-------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                               $ 7.01  $ 7.03  $ 7.15  $ 7.29  $ 7.48
-------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                            0.25    0.26    0.22    0.15    0.11
-------------------------------------------------------------------------------------------------------
  Net realized and unrealized loss on investments                (0.38)  (0.02)  (0.11)  (0.13)  (0.06)
-------------------------------------------------------------------------------------------------------
Total from investment operations                                 (0.13)    0.24    0.11    0.02    0.05
-------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                           (0.25)  (0.26)  (0.22)  (0.14)  (0.11)
-------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                       --      --  (0.01)  (0.02)  (0.04)
-------------------------------------------------------------------------------------------------------
  Distributions from net realized capital gain                       --      --      --      --  (0.09)
-------------------------------------------------------------------------------------------------------
Total distributions                                              (0.25)  (0.26)  (0.23)  (0.16)  (0.24)
-------------------------------------------------------------------------------------------------------
Net asset value, end of year                                     $ 6.63  $ 7.01  $ 7.03  $ 7.15  $ 7.29
-------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    (1.98)%   3.51%   1.57%   0.31%   0.77%
-------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                           $1,354  $1,602  $1,885  $3,110  $4,223
-------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                           2.00%   2.00%   2.00%   2.00%   2.00%
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets              3.56%   3.74%   3.15%   2.01%   1.54%
-------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                         225.73% 462.47% 795.65% 444.20% 249.13%
-------------------------------------------------------------------------------------------------------
Without expense reimbursement:+
-------------------------------------------------------------------------------------------------------
  Ratio of expenses to average net assets                         2.95%   2.75%   2.78%   2.95%   3.02%
-------------------------------------------------------------------------------------------------------
  Ratio of net investment income (loss) to average net assets     2.61%   2.99%   2.37%   1.06%   0.52%
-------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 35.

CLASS C
-------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED SEPTEMBER 30,
                                                                ---------------------------------------
                                                                 2008    2007    2006    2005    2004
-------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                                $7.01  $ 7.03  $ 7.15  $ 7.29  $ 7.48
-------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                            0.25    0.26    0.22    0.15    0.11
-------------------------------------------------------------------------------------------------------
  Net realized and unrealized loss on investments                (0.38)  (0.02)  (0.11)  (0.13)  (0.06)
-------------------------------------------------------------------------------------------------------
Total from investment operations                                 (0.13)    0.24    0.11    0.02    0.05
-------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                           (0.25)  (0.26)  (0.22)  (0.14)  (0.11)
-------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                       --      --  (0.01)  (0.02)  (0.04)
-------------------------------------------------------------------------------------------------------
  Distributions from net realized capital gain                       --      --      --      --  (0.09)
-------------------------------------------------------------------------------------------------------
Total distributions                                              (0.25)  (0.26)  (0.23)  (0.16)  (0.24)
-------------------------------------------------------------------------------------------------------
Net asset value, end of year                                     $ 6.63  $ 7.01  $ 7.03  $ 7.15  $ 7.29
-------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                    (1.96)%   3.53%   1.55%   0.31%   0.77%
-------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                           $2,809  $1,136  $1,429  $1,509  $1,665
-------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                           1.98%   2.00%   2.00%   2.00%   2.00%
-------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets              3.58%   3.74%   3.15%   2.01%   1.54%
-------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                         225.73% 462.47% 795.65% 444.20% 249.13%
-------------------------------------------------------------------------------------------------------
Without expense reimbursement:+
-------------------------------------------------------------------------------------------------------
  Ratio of expenses to average net assets                         2.93%   2.75%   2.78%   2.95%   3.02%
-------------------------------------------------------------------------------------------------------
  Ratio of net investment income (loss) to average net assets     2.63%   2.99%   2.37%   1.06%   0.52%
-------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 35.

CLASS R
------------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED SEPTEMBER 30,
                                                         ------------------------------------------
                                                           2008        2007     2006    2005    2004
------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                       $ 7.01      $ 7.04  $ 7.15   $ 7.29  $ 7.48
------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                                      0.28        0.30    0.26     0.18    0.15
------------------------------------------------------------------------------------------------------
  Net realized and unrealized loss on investments          (0.38)      (0.03)  (0.11)   (0.12)  (0.06)
------------------------------------------------------------------------------------------------------
Total from investment operations                           (0.10)        0.27    0.15     0.06    0.09
------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                     (0.28)      (0.30)  (0.26)   (0.18)  (0.15)
------------------------------------------------------------------------------------------------------
  Dividends in excess of net investment income                 --          --      --O  (0.02)  (0.04)
------------------------------------------------------------------------------------------------------
  Distributions from net realized capital gain                 --          --      --       --  (0.09)
------------------------------------------------------------------------------------------------------
Total distributions                                        (0.28)      (0.30)  (0.26)   (0.20)  (0.28)
------------------------------------------------------------------------------------------------------
Net asset value, end of period                             $ 6.63      $ 7.01  $ 7.04   $ 7.15  $ 7.29
------------------------------------------------------------------------------------------------------
TOTAL RETURN                                              (1.49)%       3.90%   2.20%    0.88%   1.31%
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                      $89         $28     $25       $2      $2
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                     1.50%       1.46%   1.50%    1.50%   1.50%
------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets        4.06%       4.28%   3.65%    2.51%   2.04%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   225.73%     462.47% 795.65%  444.20% 249.13%
------------------------------------------------------------------------------------------------------
Without expense reimbursement:+
------------------------------------------------------------------------------------------------------
  Ratio of expenses to average net assets                   2.45%       2.21%   2.28%    2.45%   2.52%
------------------------------------------------------------------------------------------------------
  Ratio of net investment income to average net assets      3.11%       3.53%   2.87%    1.56%   1.02%
------------------------------------------------------------------------------------------------------

-------------
 + Seligman, the Fund's investment manager prior to November 7, 2008, contractually waived its fees and/or reimbursed certain expenses of the Fund. O Less than + or - $0.005.

How to Contact Us


The Fund

             Write to  Corporate Communications/Investor Relations Department
                       Ameriprise Financial, Inc.
                       200 Ameriprise Financial Center
                       Minneapolis, Minnesota 55474

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Your Regular (Non-Retirement) Account

             Write to  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

Your Retirement Account

             Write to  Retirement Plan Services
                       Seligman Data Corp.
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free (800) 445-1777

24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone. You will have instant access to price, yield, account balance, most recent transaction, and other information.

For More Information

The following information is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information ("SAI") contains additional information about the Fund. It is on file with the Securities and Exchange Commission,
(SEC), and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In the Fund's Annual Report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

Information about the Fund, including the Prospectus and SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For more information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual Reports and other information about the Fund are also available on the Edgar database on the SEC's internet site: www.sec.gov.

Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102.

The website references in the Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-10423

                                    [GRAPHIC]

                                                                     PROSPECTUS
                                                               February 2, 2009
                                                                 Class I Shares
Seligman
Core Fixed Income Fund, Inc.

Seeking a High Level of Current Income Consistent with Prudent Exposure to Risk and, Secondly, Capital Appreciation


As with all mutual funds, the Securities and Exchange Commission has neither approved nor disapproved the Fund, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in this Fund or any other fund cannot provide a complete investment program. The suitability of an investment in the Fund should be evaluated based on the investment objectives, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals, and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if this Fund is suitable for you.

                       Not FDIC Insured  [_]   May Lose
                        Value   [_]  No Bank Guarantee


SCFIF12/2009 ClI


[LOGO]
SELIGMAN
INVESTMENTS
--------------------------------
EXPERIENCE . INSIGHT . SOLUTIONS

Table of Contents

     THE FUND
           Investment Objectives.......................................  1
           Principal Investment Strategies.............................  1
           Principal Risks.............................................  4
           Portfolio Holdings..........................................  7
           Past Performance............................................  7
           Fees and Expenses...........................................  9
           Management.................................................. 10
     SHAREHOLDER INFORMATION
           Pricing of Fund Shares...................................... 13
           How to Buy Fund Shares...................................... 13
           How to Exchange Shares Among the Seligman Mutual Funds...... 14
           How to Sell Shares.......................................... 14
           Important Policies That May Affect Your Account............. 14
           Frequent Trading of Fund Shares............................. 15
           Dividends and Capital Gain Distributions.................... 16
           Taxes....................................................... 16
           The Seligman Mutual Funds................................... 18
           Other Information........................................... 21
     FINANCIAL HIGHLIGHTS.............................................. 24
     HOW TO CONTACT US................................................. 25

                          FOR MORE INFORMATION. back cover

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments"), investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Fund having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between RiverSource Investments and the Fund, RiverSource Investments became the new investment manager of the Fund effective, November 7, 2008.

RiverSource Complex of Funds

The RiverSource complex of funds includes a comprehensive array of funds from RiverSource Investments, including the Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource complex. Although the Seligman funds share the same Board of Directors/Trustees as the RiverSource funds (the "Board"), they do not currently have the same policies and procedures, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds. Please see the Statement of Additional Information (SAI) for a complete list of mutual funds included in the RiverSource complex of funds.

The Fund

Proposed Merger of the Fund

On January 8, 2009, the Board of Directors approved in principle the merger of the Fund into RiverSource Diversified Bond Fund (the "RiverSource Fund"), a fund that seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time. More information about the RiverSource Fund and the proposed merger will be included in proxy materials.

Completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that proxy materials regarding the merger will be distributed to shareholders during the first or second quarter of 2009, and that a meeting of shareholders to consider the merger will be scheduled for the second quarter of 2009.

Investment Objectives

The Fund seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective.

Principal Investment Strategies

The Fund uses the following principal investment strategies to seek its investment objectives:

The Fund will invest at least 80% of its net assets in fixed-income securities. Under normal market conditions, the Fund intends to maintain at least 70% of its net assets in investment grade fixed-income securities ("Investment Grade Securities") and may invest up to 30% of its net assets in non-investment grade, high-yield securities ("High-Yield Securities"). The proportion of the Fund's assets invested in each type of security will vary from time to time based on the investment manager's assessment of general market and economic conditions.

The Fund may invest in securities of any duration. The Fund does not have any portfolio maturation limitations on its investments and, therefore, may invest in securities with short, medium or long maturities. However, the Fund expects to maintain an effective dollar-weighted average maturity of ten years or less on its portfolio of fixed-income securities. Although the Fund expects the maturity of its portfolio of fixed-income securities to be within the above limit, the Fund is not restricted to such limit.


  DURATION

  Duration is the average amount of time that it takes to receive the interest and principal of a bond or portfolio of bonds. The duration formula is based on a formula that calculates the weighted average of the cash flows (interest and principal payments) of the bond or portfolio of bonds, discounted to present time. Duration is used to judge expected price sensitivities to changes in interest rates.


  MATURITY

  The stated maturity of a bond is the date when the issuer must repay the bond's entire principal value to an investor, such as the Fund. A bond's effective maturity takes into account the possibility that the issuer of the bond will repay the bond before its stated maturity date.


The Fund will invest its net assets primarily in US dollar-denominated fixed-income securities of US issuers. However, the Fund may also invest in US dollar-denominated fixed-income securities of foreign issuers, including foreign governments or their agencies or instrumentalities, foreign banks and foreign corporations. The Fund may also invest up to 20% of its net assets in non-US dollar-denominated fixed-income securities of US or foreign issuers.

The Fund's investment limitations and credit ratings restrictions (e.g., those of Fitch Ratings

("Fitch"), Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Services ("S&P")) will apply at the time securities are purchased. The Fund is not required to sell a security if it no longer complies with these limitations or restrictions as a result of a change in rating or other event.

INVESTMENT GRADE SECURITIES

Investment Grade Securities are those rated within the four highest rating categories by Moody's or S&P, or, if unrated, deemed by the Fund's investment manager to be of comparable quality.

HIGH-YIELD SECURITIES

High-Yield Securities (many of which are commonly known as "junk bonds") carry non-investment grade ratings (Ba or below by Moody's or BB or below by Fitch or S&P) or are securities deemed to be below investment grade by the Fund's investment manager. Although High-Yield Securities have the potential to offer higher yields than higher rated fixed-income securities with similar maturities, High-Yield Securities are subject to greater risk of loss of principal and interest than higher rated Investment Grade Securities.

INVESTMENTS IN INVESTMENT GRADE SECURITIES AND HIGH-YIELD SECURITIES

The Fund may invest in all types of Investment Grade Securities and High-Yield Securities, including, but not limited to:

.. Senior and subordinated corporate debt obligations of both US and non-US issuers (including, for example, debentures, loan participations and floating rate notes);

.. Mortgage-backed and other asset-backed securities (mortgage-backed securities include collateralized mortgage obligations, mortgage pass-through securities and stripped mortgage-backed securities);

.. Convertible securities, preferred stock, capital securities, structured securities and loan participations of US and non-US issuers;

.. Obligations of non-US governments and their agencies, and non-US private institutions;

..  Municipal securities;

..  Repurchase agreements;

.. Capital appreciation bonds, including zero-coupon (interest payments accrue until maturity) and pay-in-kind securities (interest payments are made in additional securities);

.. Restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933 ("Rule 144A Securities"); and

..  Eurodollar bonds.

Investment Grade Securities also include, but are not limited to:

.. Obligations issued or guaranteed by the US Government or its agencies or instrumentalities;

..  Obligations of government sponsored enterprises (GSEs) (e.g., the Federal
   Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae));

.. Income-producing cash equivalents (e.g., certificates of deposit, commercial paper, discount notes and treasury bills); and

.. Other securities deemed by the investment manager to be of investment grade quality.

High-Yield Securities also include, but are not limited to:

.. Securities that are rated in default by a nationally recognized statistical rating organization;

.. Warrants, rights and other equity securities that are acquired in connection with the Fund's investments in High-Yield Securities; and

.. Other securities deemed by the investment manager to be of non-investment grade quality.

INVESTMENT PROCESS

INVESTMENT GRADE SECURITIES. In pursuit of the Fund's objective, the investment manager (RiverSource Investments) chooses Investment Grade Securities by:

.. Evaluating the Investment Grade Securities portion of the portfolio's exposure to sectors, industries and securities relative to the Barclays Capital Aggregate Bond Index (the "Index").

.. Analyzing factors such as credit quality, interest rate outlook and price in seeking to select the most attractive securities within each sector.

.. Targeting an average portfolio duration within one year of the duration of the Index which, as of September 30, 2008 was 4.47 years.

In evaluating whether to sell an Investment Grade Security, the investment manager considers, among other factors:

..  Identification of more attractive investments based on relative value.

.. The portfolio's total exposure to sectors, industries and securities relative to the Index.

..  Whether a security's rating has changed or is vulnerable to a change.

..  Whether a sector or industry is experiencing change.

..  Changes in the interest rate or economic outlook.

HIGH-YIELD SECURITIES. In pursuit of the Fund's objective, the investment manager chooses High-Yield Securities by:

..  Reviewing interest rate and economic forecasts.

.. Reviewing credit characteristics and capital structures of companies, including an evaluation of any outstanding bank loans or corporate debt securities a company has issued, its relative position in its industry, and its management team's capabilities.

..  Identifying companies that:

 . have medium and low quality ratings or, in the investment manager's opinion, have similar qualities to companies with medium or low quality ratings, even though they are not rated, or have been given a different rating by a rating agency,

 .  have growth potential, or

 .  have the potential to increase in value as their credit ratings improve.

.. Buying debt instruments that are expected to outperform other debt instruments.

In evaluating whether to sell High-Yield Securities, the investment manager considers, among other factors, whether:

..  The interest rate or economic outlook changes.

..  A sector or industry is experiencing change.

..  A security's rating is changed.

..  The security is overvalued relative to alternative investments.

.. The company no longer meets the investment manager's performance expectations.

..  The investment manager wishes to lock in profits.

..  The investment manager identifies a more attractive opportunity.

.. The issuer or the security continues to meet the other standards described above.

OTHER STRATEGIES

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold within seven days at approximately the Fund's value of the securities) including funding agreements issued by domestic insurance companies. Rule 144A Securities deemed to be liquid by the Fund's investment manager are not included in this limitation. The Fund may purchase securities on a when-issued or forward commitment basis (delivery of securities and payment of the purchase price takes place after the commitment to purchase the securities).

The Fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The Fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the Fund may invest in futures contracts without registering with the CFTC.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal investment strategies in seeking to minimize extreme volatility caused by adverse market, economic, political or other conditions. This could prevent the Fund from achieving its objectives.

The Fund's investment objectives may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described under "Principal Investment Strategies."

There is no guarantee that the Fund will achieve its objectives.

Principal Risks

The Fund's net asset value, yield and total return will fluctuate with changes in the yield and market value of the securities held by the Fund. You may experience a decline in the value of your investment, and you could lose money if you sell your shares at a price lower than you paid for them. The principal factors that may affect the value of the Fund's securities holdings are: (i) changes in interest rates, (ii) the creditworthiness of the issuers of securities held by the Fund, (iii) unanticipated prepayment, and (iv) the decline of the bond market.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. The Fund may, however, invest a substantial percentage of its assets in certain industries or economic sectors believed by the Fund's investment manager to offer good investment opportunities. If an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected.

Active Management Risk. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objectives. Due to their active management, the Fund could underperform other mutual funds with similar investment objectives.

Interest-Rate Risk. Changes in market interest rates will affect the value of securities held by the Fund. Generally, the market value of fixed-income securities moves in the opposite direction of interest rates; the market value decreases when interest rates rise and increases when interest rates fall. The Fund's net asset value per share generally moves in the same direction as the market value of the securities that it holds. Therefore, if interest rates rise, you should expect the Fund's net asset value per share to fall.

Long-term securities are generally more sensitive to changes in interest rates, and, therefore, are subject to a greater degree of market price volatility. To the extent the Fund holds long-term securities, its net asset value will be subject to a greater degree of fluctuation than if it held securities of a shorter duration.

Credit Risk. A fixed-income security could deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of a fixed-income security would not be able to make interest and/or principal payments. If the Fund holds securities that have been downgraded, or that default on payment, its performance could be negatively affected.

While the Fund will invest a significant portion of its net assets in Investment Grade Securities, there is no guarantee that these securities are free from credit risk. Ratings by Fitch, Moody's and S&P are generally accepted measures of credit risk. However, these ratings have limitations. The rating of an issuer is based heavily on past developments and does not necessarily reflect probable future conditions. Frequently there is a lag between a change in an issuer's circumstances and the time its rating is updated. In addition, there may be varying degrees of difference in credit risk of securities within each rating category.

Securities backed only by the credit of the US federal agency or instrumentality or government sponsored enterprise that issued the security may have increased credit risk, including, but not limited to, the risk of non-payment of principal and/or interest. Some of these securities are supported by the credit of the government sponsored enterprise itself and the discretionary authority of the US Treasury to purchase the enterprise's obligations (e.g., securities of the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and the Federal Home Loan Bank). Others are supported only by the credit of the government sponsored enterprise itself (e.g., the Federal Farm Credit Bank). There is no assurance that the US government will provide financial support to government sponsored enterprises that are not supported by the full faith and credit of the US government.

The Fund invests a significant portion of its assets in securities of issuers that hold mortgage and asset backed securities and direct investments in securities backed by commercial and residential mortgage loans and other financial assets. The value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults. Shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market price and periods of illiquidity that can negatively impact the valuation of certain issuers held by the Fund.

Prepayment Risk. During periods of falling interest rates, issuers of an obligation held by the Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, the Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Fund's income.

Mortgage-backed securities in which the Fund invests may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. Mortgage prepayments generally increase during a period of declining interest rates. Prepayments increase the cash amounts available to the Fund for investment and these amounts would have to be reinvested at lower interest rates. In addition, prepayments on underlying mortgages result in a loss of anticipated interest, and, therefore, the actual yield to the Fund may be different from the quoted yield on the securities. As a result, when interest rates are declining, the market value and total return of mortgage-backed securities may not increase as much as other fixed-income securities of comparable maturities, although they may have a similar risk of decline when interest rates rise.

If an issuer repays an obligation such as a mortgage-backed security held by the Fund more slowly than anticipated, the Fund's returns could be adversely impacted. This could occur if an underlying mortgage pool has unusual characteristics or because interest rates have remained too high to stimulate repayment. In either case, the value of the obligation will decrease and the Fund will be prevented from investing in higher-yielding securities.

Market Risk. Fixed-income securities are traded principally by dealers in the over-the-counter market. The Fund's ability to sell securities it holds depends on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could reduce the number of ready buyers. The Fund may invest a portion of its net assets in equity securities that are acquired in connection with the Fund's investments in High-Yield Securities, as described above. The prices of equity securities will fluctuate. Therefore, as with any fund that invests in equity securities, the Fund's net asset value will fluctuate.

The Fund is also subject to the following risks:

High-Yield Securities Risk. High-Yield Securities in which the Fund may invest are generally subject to higher volatility in yield and market value than Investment Grade Securities. High-Yield Securities have a greater risk of loss of principal and income than higher-rated securities and are considered to be predominantly speculative with respect to the issuer's ability to pay interest and repay principal.

An economic downturn could adversely impact issuers' ability to pay interest and repay principal and could result in issuers' defaulting on such payments. The value of fixed-income securities will be affected by market conditions relating to changes in prevailing interest rates. However, the value of High-Yield Securities is also affected by investors' perceptions. When economic conditions appear to be deteriorating, lower-rated or un-rated securities may decline in market value due to investors' heightened concerns and perceptions over credit quality.

High-Yield Securities, like Investment Grade Securities, are traded principally by dealers in the over-the-counter market. The market for High- Yield Securities may be less active and less liquid than for Investment Grade Securities. Under adverse market, economic or other conditions, the secondary market for these High-Yield Securities could contract further, causing the Fund difficulties in valuing and selling these securities.

Foreign Securities and Illiquid Securities Risk. Foreign securities and illiquid securities in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including settlement risks, currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and custody risks.

Currency Risk. Because the Fund receives contributions in US dollars, any investment in securities denominated in a foreign currency requires the Fund to exchange US dollars for the currency in which the securities are denominated when purchasing them and to exchange the foreign currency proceeds to US dollars when the securities are sold. As a result, the Fund is exposed to risk that the value of the US dollar may fall in relation to the value of the foreign currency while the Fund is invested in securities denominated in that currency.

When-Issued and Forward Commitment Risk. When the Fund purchases securities on a when-issued or forward commitment basis, delivery and payment take place after the date of the commitment to purchase the securities. Because the price to be paid and the interest rate that will be received on the securities are each fixed at the time the Fund enters into the commitment, there is a risk that yields available in the market when delivery takes place may be higher than the yields obtained on the securities. This would tend to reduce the value of these securities. In addition, the market value of these securities may fluctuate between the time the Fund commits to purchase the securities and the time of delivery of the securities.

Repurchase Agreement Risk. Repurchase agreements in which the Fund invests could involve certain risks in the event of the default by a seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in the value of the underlying securities and loss of interest.

Zero-Coupon and Pay-In-Kind Risk. "Zero-coupon" and "pay-in-kind" securities may be subject to greater fluctuations in value because they tend to be more speculative than income-bearing securities. Fluctuations in the market prices of these securities owned by the Fund will result in corresponding fluctuations and volatility in the net asset value of the shares of the Fund.

Portfolio Turnover Risk. The Fund may actively and frequently trade securities in its portfolio to carry out its principal strategies. A high portfolio turnover rate increases transaction costs which may increase the Fund's expenses and lower its yield. Frequent and active trading may cause adverse tax consequences for investors in the Fund due to an increase in short-term capital gains.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WEBSITE REFERENCES

The website references in this Prospectus are inactive textual references, and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.

Past Performance

The performance information on page 8 provides some indication of the risks of investing in the Fund by showing how the performance of Class I shares has varied from year to year, as well as how the performance compares to three measures of performance.

Although the Fund's fiscal year ends on September 30, the performance information on the following page is provided on a calendar year basis. It is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future. Both the bar chart and table below the chart assume that all dividends and capital gain distributions, if any, were reinvested. Class I shares are not subject to any sales charges.

Prior to November 7, 2008, the Fund was managed by J. & W. Seligman & Co. Incorporated (Seligman). Since the Fund's inception to November 6, 2008, Seligman contractually reimbursed Fund expenses (with certain exceptions) that exceeded 0.50% per annum of the Fund's average daily net assets. Through at least January 31, 2010, RiverSource Investments, the Fund's new investment manager, has contractually agreed to waive its management fee and/or to reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. Absent past management fee waiver/expense reimbursements, returns would have been lower. There are no 12b-1 fees in respect of the Fund's Class I shares.

After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.

CLASS I ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                     [CHART]

              Best quarter return: 5.51% - quarter ended 9/30/02.

             Worst quarter return: -2.86% - quarter ended 9/30/08.

CLASS I AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/08

                                                                             SINCE
                                                              ONE    FIVE  INCEPTION
CLASS I                                                       YEAR   YEARS 11/30/01
------------------------------------------------------------------------------------
Return before taxes                                          (3.18)% 1.80%   2.97%
------------------------------------------------------------------------------------
Return after taxes on distributions                          (4.66)  0.38    1.47
------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares  (2.05)  0.72    1.67
------------------------------------------------------------------------------------
BARCLAYS CAPITAL AGGREGATE BOND INDEX                         5.24   4.65    5.20
------------------------------------------------------------------------------------
BARCLAYS CAPITAL U.S. UNIVERSAL INDEX                         2.38   4.30    5.14
------------------------------------------------------------------------------------
LIPPER INTERMEDIATE INVESTMENT-GRADE DEBT FUNDS AVERAGE      (4.42)  1.74    2.96
------------------------------------------------------------------------------------

-------------
The Barclays Capital Aggregate Bond Index. formerly the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index"), the Barclays Capital U.S. Universal Index (the "Universal Index") and the Lipper Intermediate Investment-Grade Debt Funds Average ("Lipper Average") are unmanaged benchmarks that assume the reinvestment of all distributions and changes in market prices. The Aggregate Bond Index and Universal Index do not reflect any fees, sales charges or taxes, and the Lipper Average does not reflect any sales charges or taxes. The Aggregate Bond Index is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The Aggregate Bond Index is frequently used as a general measure of bond market performance. Effective November 7, 2008, RiverSource Investments has added the Aggregate Bond Index because it believes that the such index provides a more appropriate comparison of the Fund's investment performance. The Universal Index measures the performance of US dollar-denominated, taxable bonds that are rated either investment grade or below investment grade. The Lipper Average measures the performance of mutual funds that invest at least 65% of their assets in investment-grade debt issues rated in the top four grades with dollar-weighted average maturities of five to ten years. Investors cannot invest directly in an average or index.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

       SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
       ------------------------------------------------------------------
       Maximum Sales Charge (Load) on Purchases                     none
       ------------------------------------------------------------------
       Maximum Contingent Deferred Sales Charge (Load) (CDSC) on
        Redemptions                                                 none
       ------------------------------------------------------------------

       ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
        FROM FUND ASSETS)
       ------------------------------------------------------------------
       (as a percentage of average net assets)
       ------------------------------------------------------------------
       Management Fees                                              0.50%
       ------------------------------------------------------------------
       Distribution and/or Service (12b-1) Fees                     none
       ------------------------------------------------------------------
       Other Expenses/(2)/                                          0.59%
       ------------------------------------------------------------------
       Total Annual Fund Operating Expenses/(1)/                    1.09%
       ------------------------------------------------------------------
       (1)Less: Fee Waiver/Expense Reimbursement                    0.09%
         Net Operating Expenses                                     1.00%
       (2)"Other expenses" includes transfer and shareholder service agent fees and expenses. The Fund's Board approved RiverSource
          Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of the Fund's relationship with SDC, the current transfer and shareholder service agent for the Fund, effective on or about May 9, 2009.
          RSC is an affiliate of RiverSource Investments. "Other
          expenses" is based on estimated fees and expenses of SDC
          through on or about May 8, 2009 and of RSC from on or about
          May 9, 2009 through January 31, 2010, and includes
          non-recurring charges to the Fund resulting from the
          termination of SDC as transfer and shareholder service agent for the Fund (the "Non- Recurring Charges"). The fees and
          expenses charged to the Fund by RSC are lower than the fees and expenses charged to the Fund by SDC. The examples of Fund expenses below reflect the change in expenses resulting from the termination of SDC and the hiring of RSC. Footnote
          (1) above reflects the fee waiver/expense reimbursement
          undertaken by RiverSource Investments; however, no fees and expenses of Class I shares were waived or reimbursed for the fiscal year ended September 30, 2008. RiverSource Investments has contractually undertaken to waive its management fee
          and/or to reimburse the Fund's expenses to the extent that the
          Fund's "other expenses" (i.e., those expenses other than
          management fees, 12b-1 fees, interest on borrowings, and
          extraordinary expenses, including litigation expenses) exceed
          0.50% per annum of average daily net assets of the Fund. This undertaking will remain in effect at least until January 31,
          2010. There are no 12b-1 fees in respect of the Fund's Class I shares. The Fund's actual total operating expense ratio may be higher than that shown in the table, which is based on the
          Fund's average net assets for the fiscal year ended
          September 30, 2008.
       ------------------------------------------------------------------

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's operating expenses are (i) the Fund's net operating expenses through January 31, 2010 (which reflect the contractual management fee waiver and/or expense reimbursement described above) and (ii) after January 31, 2010, the Fund's total annual operating expenses shown above adjusted to reflect those fees and expenses no longer applicable to the Fund (i.e., the Non-Recurring Charges and SDC's fees and expenses). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                             1 YEAR 3 YEARS 5 YEARS 10 YEARS
                    ----------------------------------------
                    Class I   $102   $318    $552    $1,225
                    ----------------------------------------


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as transfer agency, registration, custody, auditing and legal fees.

Management

On November 7, 2008, RiverSource Investments completed its Acquisition of Seligman, 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund will pay RiverSource Investments a fee for managing its assets (Seligman will no longer receive a management fee effective November 7, 2008). The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008, which is equal to an annual rate of 0.50% of the Fund's average daily net assets. Under the Management Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses. RiverSource Investments has agreed to waive its management fee and/or to reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. Such waiver/reimbursement will remain in effect at least until January 31, 2010. For the fiscal year ended September 30, 2008, no such reimbursement was necessary.

On July 29, 2008, the Fund's Board met to discuss, prior to shareholder approval, the Management Agreement between the Fund and RiverSource Investments. A discussion regarding the basis for the Board approving the Management Agreement was included in the Fund's proxy statement, dated August 27, 2008, and is available in the Fund's annual shareholder report for the year ended September 30, 2008.

Portfolio Manager(s). Effective November 7, 2008, the portfolio managers responsible for the day-to-day management of the Fund are:

Jamie Jackson, CFA, Portfolio Manager

..  Leader of the liquid assets sector team.
..  Joined RiverSource Investments in 2003.
..  Co-head of U.S. Investment Grade Fixed Income, UBS Global Asset Management,
   1997 to 2003.
..  Began investment career in 1988.
..  MBA, Marquette University.

Tom Murphy, CFA, Portfolio Manager

..  Leader of the investment grade corporate bond sector team.
..  Joined RiverSource Investments in 2002.
..  Managing Director and Portfolio Manager, BlackRock Financial Management,
   2002; various positions, Zurich Scudder, 1992 to 2002.
..  Began investment career in 1986.
..  MBA, University of Michigan.

Scott Schroepfer, CFA, Portfolio Manager

..  Member of the high yield sector team.
..  Joined RiverSource Investments in 1990.

..  Began investment career in 1986.
..  MBA, University of Minnesota.

Todd White, Portfolio Manager

..  Leader of the structured assets sector team.

..  Joined RiverSource Investments in 2008.

..  Managing Director, Global Head of the Asset-Backed and Mortgage-Backed
   Securities businesses, and North American Head of the Interest Rate business, HSBC, 2004 to 2008; Managing Director and Head of Business for Mortgage Pass-Through and Options, Lehman Brothers, 2000 to 2004.

..  Began investment career in 1986.

..  BS, Indiana University.

The fixed income department of RiverSource Investments is divided into six specialized teams (sector teams), each focused on a specific sector of the fixed income market: liquid assets, high yield corporate bonds, investment grade corporate bonds, municipals, global, and structured assets. Each sector team includes a portfolio manager or portfolio managers and several analysts that select securities and other fixed income instruments within the sector. The Fund's portfolio managers lead or are members of one of these sector teams and also serve on a strategy committee responsible for implementation of the Fund's overall investment strategy, including determination of the Fund's sector allocation and portfolio duration.

The Fund's Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by each Portfolio Manager and each Portfolio Manager's ownership of securities of the Fund.

AFFILIATES OF RIVERSOURCE INVESTMENTS:
RiverSource Fund Distributors, Inc. formerly known as Seligman Advisors, Inc. (the "distributor"):
A principal distributor of the Seligman mutual funds and the RiverSource complex of funds; responsible for accepting orders for purchases and sales of Fund shares.

RiverSource Services, Inc. formerly Seligman Services, Inc.:
A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

Seligman Data Corp. ("SDC"):
The Fund's shareholder service agent; provides shareholder account services to the Fund at cost.

Ameriprise Financial:
Provides or compensates others to provide administrative service to the Seligman Group of Funds, as well as the RiverSource complex of funds.

REGULATORY MATTERS

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of Seligman, RiverSource Investments and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex of funds.

Neither Seligman nor RiverSource Investments believes that the foregoing legal action or other possible actions will have a material adverse impact on Seligman, RiverSource Investments or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource Investments; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Seligman Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Seligman Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Seligman Funds. Information regarding certain legal proceedings may be found in the Seligman Funds' shareholder reports and SAIs. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the SEC on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

Shareholder Information

The Fund offers five Classes of shares. Only Class I shares are offered by this Prospectus. The Fund's Board of Directors believes that no conflict of interest currently exists among the Fund's Classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and applicable state law, will seek to ensure that no such conflict arises.

Pricing of Fund Shares

When you buy or sell shares, you do so at the Class's net asset value ("NAV") next calculated after the distributor or SDC, as the case may be, accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. However, the distributor may reject any request to purchase shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.


  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day. When you sell shares, you receive the Class's per share NAV.

The NAV of the Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading.

Securities owned by the Fund are valued at current market prices. If RiverSource Investments concludes that the most recently reported (or closing) price of a security held by the Fund is no longer valid or reliable, or such price is otherwise unavailable, RiverSource Investments will value the security at its fair value as determined in accordance with policies and procedures approved by the Fund's Board of Directors. The value of a security held by the Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

How to Buy Fund Shares

Class I shares are not subject to any initial or contingent deferred sales charges or distribution expenses. This Class, however, is only offered to certain types of investors. Class I shares may be purchased only by (i) a "qualified tuition program" (within the meaning of Section 529 of the Internal Revenue Code) approved by the distributor, (ii) certain qualified employee benefit plans offered to employees of Seligman and its affiliates and SDC, as available, (iii) any qualified or non-qualified employee benefit plan or arrangement

("Benefit Plan") with over $200 million in assets that is approved by the distributor, (iv) with respect to a specific Seligman fund in the Seligman Group of Funds, any Benefit Plan or other investor that makes an initial investment of $3,000,000 or more in Class I Shares of that Seligman fund,
(v) any Benefit Plan with at least $25 million in assets purchasing Class I shares through a financial intermediary that has been authorized by the distributor to offer Class I shares pursuant to a written agreement, and (vi) any investor approved by the distributor that makes an initial, combined investment of at least $5 million in the Class I shares of two or more Seligman mutual funds. Each eligible investor is required to have a single account and trade electronically with SDC either through the electronic trading platform operated by the National Securities Clearing Corporation (NSCC) or other electronic means acceptable to SDC. Benefit Plans that have the same sponsor (or sponsors affiliated with one another) ("Affiliated Benefit Plans") may aggregate their investments for determining eligibility to invest in Class I shares. However, any Benefit Plan not otherwise eligible on its own to invest in Class I shares must place orders for shares of a Seligman fund through a single account maintained for the benefit of its Affiliated Benefit Plans.

To make your initial investment in the Fund, an account must be established with SDC.

How to Exchange Shares Among the Seligman Mutual Funds

The Seligman Group of Funds are part of the RiverSource complex of funds which, in addition to RiverSource funds, includes RiverSource Partners funds and Threadneedle funds. Each of the funds in the RiverSource complex shares the same Board of Directors/Trustees. However, the Seligman Group of Funds do not share the same policies and procedures, as set forth in the Shareholder Information section of this prospectus, as the other funds in the RiverSource complex and may not be exchanged for shares of RiverSource funds, RiverSource Partners funds or Threadneedle funds.

You may sell Fund shares to buy shares of the same class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy Fund shares. Class I shares may not be offered by every Seligman mutual fund. Please consult the relevant fund's current prospectus to determine if it offers Class I shares. Exchanges will be made at each fund's respective NAV. Exchanges generally must be requested in writing and received by the distributor or SDC by 4:00 p.m. Eastern time to receive that day's NAV.

How to Sell Shares

Shares of the Fund can be redeemed in the same manner that shares can be purchased, as described under the heading "How to Buy Fund Shares." SDC will send proceeds from a sale by means agreed on between each institutional shareholder and SDC. Sales handled by an authorized dealer or financial advisor generally must follow the same procedure. The Fund does not charge any fees or expenses for a sale handled by an authorized dealer or financial advisor, but the dealer or financial advisor may charge a service fee. SDC may require additional documents to sell Fund shares. Under unusual circumstances, the Fund may suspend redemptions, or postpone payment for more than seven days, as permitted by federal securities law.

Important Policies That May Affect Your Account

To protect you and other shareholders, the Fund reserves the right to:

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals);

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering; and

.. Close your account if your account remains below $250,000 for a period of at least six months.

Frequent Trading of Fund Shares

As a matter of policy, the Fund discourages frequent trading of Fund shares. In this regard, the Fund's Board of Directors has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of the Fund's portfolio. If the Fund, the distributor, or SDC (the Fund's shareholder servicing agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the Fund in any three-month period, you will not be permitted to engage in further exchange activity in the Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of Fund shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of the Fund through a financial intermediary, your ability to purchase or exchange shares of the Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Fund's policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, the Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide the Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of the Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading prac-tices in the Fund, these practices may interfere with the efficient management of the Fund's portfolio, hinder the Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in the Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase the Fund's operating costs and decrease the Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Dividends and Capital Gain Distributions

The Fund generally pays dividends from its net investment income monthly and distributes any net capital gains realized on investments annually. It is expected that the Fund's distributions will be primarily income dividends. The Fund has capital loss carryforwards that are available for offset against future net capital gains, expiring in various amounts through 2015. Accordingly, no capital gains distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforwards.

Institutional shareholders such as tax-deferred retirement plans and qualified tuition programs generally will have dividend and capital gain distributions, if any, reinvested in additional Fund shares. Other institutional shareholders may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, an authorized dealer or financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by means agreed on between SDC and each shareholder. Such distributions can be sent by check, by wire transfer or directly deposited into a predesignated bank account, typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the payable date.


  DIVIDEND:
  A payment by a mutual fund, usually derived from a fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Fund, other than "qualified dividend income," are taxable to you as ordinary income.

Tax-deferred retirement plans and qualified tuition programs are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by the Fund depending on the length of time the Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long- term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Fund's Statement of Additional Information under the section entitled "Taxation of the Fund."

The Seligman Mutual Funds

Shares of the following Seligman mutual funds may be exchanged for one another, but shares of these Seligman mutual funds may not, at the current time, be exchanged for shares of the other funds in the RiverSource complex of funds.

EQUITY
--------------------------------------------------------------------------------

SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund+
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund+
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund+
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund+
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund+
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund+
Seeks capital appreciation by investing in the common stocks of medium-sized companies.


LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund+
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund+
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund+
Seeks long-term capital appreciation.

Seligman International Growth Fund+
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in international markets.

Seligman Large-Cap Value Fund+
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund+
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund+
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITs) and similar entities outside the US.

-------------
+ Offers Class I shares.

Seligman LaSalle Monthly Dividend Real Estate Fund+
Seeks to produce a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund+
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund+
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.


         California           Louisiana            New Jersey
         . High-Yield         Maryland             New York
         . Quality            Massachusetts        North Carolina
         Colorado             Michigan             Ohio
         Florida              Minnesota            Oregon
         Georgia              Missouri             Pennsylvania
                                                   South Carolina
-------------
* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund+
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

-------------
+ Offers Class I shares.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend-producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHorizon ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045+
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035+
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2035 approaches.

Seligman TargETFund 2025+
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015+
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core+
Seeks capital appreciation and preservation of capital with current income.


-------------
+ Offers Class I shares.

Other Information

PAYMENTS TO FINANCIAL INSTITUTIONS. The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the fund) to financial institutions, including inter-company allocation of resources or payments to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the fund. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors in the fund or fund shareholders for the purchase or ownership of fund shares of the fund, and these payments are not reflected in the fees and expenses of the fund, as they are not paid by the fund.

In exchange for these payments, a financial institution may elevate the prominence or profile of the fund within the financial institution's organization, and may provide the distributor and its affiliates with preferred access to the financial institution's registered representatives or preferred access to the financial institution's customers. These arrangements are sometimes referred to as marketing and/or sales support payments, program and/or shareholder servicing payments, or revenue sharing payments. These arrangements create potential conflicts of interest between a financial institution's pecuniary interest and its duties to its customers, for example, if the financial institution receives higher payments from the sale of a certain fund than it receives from the sale of other funds, the financial institution or its representatives may be incented to recommend or sell shares of the fund where it receives or anticipates receiving the higher payment instead of other investment options that may be more appropriate for the customer. Employees of Ameriprise Financial and its affiliates, including employees of affiliated broker-dealers, may be separately incented to recommend or sell shares of the fund, as employee compensation and business unit operating goals at all levels are tied to the company's success. Certain employees, directly or indirectly, may receive higher compensation and other benefits as investment in the fund increases. In addition, management, sales leaders and other employees may spend more of their time and resources promoting Ameriprise Financial and its subsidiary companies, including RiverSource Investments and the distributor, and the products they offer, including the fund.

These payments are typically negotiated based on various factors including, but not limited to, the scope and quality of the services provided by the financial institution, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships, the profile the fund may obtain within the financial institution, and the access the distributor or other representatives of the fund may have within the financial institution for advertisement, training or education, including opportunities to present at or sponsor conferences for the registered representatives of the financial institution and its customers.

These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of, or in addition to, these asset-based fees as compensation for including or maintaining a fund on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges--fees that a financial institution charges its registered representatives for effecting transactions in the fund. The amount of payment varies by financial institution (e.g., initial platform set-up fees, ongoing maintenance or service fees, or asset or sales based fees). The amount of payments also varies by the type of sale. For instance, purchases of one fund may warrant a greater or lesser amount of payments than purchases of another fund. Additionally, sale and maintenance of shares on a stand alone basis may result in a greater or lesser amount of payments than the sale and maintenance of shares made through a plan, wrap or other fee-based program. Payments to affiliates may include payments as compensation to employees of RiverSource Investments who are licensed by the distributor in respect of certain sales and solicitation activity on behalf of the fund. These payments may be and often are significant.

Payments to affiliated broker-dealers are within the range of the payments the distributor pays to similarly-situated third party financial institutions and the payments such affiliated broker-dealers receive from third party fund sponsors related to the sale of their sponsored funds. However, because of the large amount of RiverSource fund assets (in aggregate) currently held in customer accounts of the affiliated broker-dealers, the distributor and its affiliates, in the aggregate, pay significantly more in absolute dollars than other third-party fund sponsors pay to the affiliated broker-dealers for the sale and servicing of their sponsored funds. This level of payment creates potential conflicts of interest which the affiliated broker-dealers seek to mitigate by disclosure and implementation of internal controls, as well as the rules and regulations of applicable regulators.

From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payments to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

The financial institution through which you are purchasing or own shares of the fund has been authorized directly or indirectly by the distributor to sell the fund and/or to provide services to you as a shareholder of the fund. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares. If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of the fund, please contact your financial institution.

The payments described in this section are in addition to fees paid by the fund to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the fund to the SDC, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the fund.

ADMINISTRATION SERVICES. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the funds. These services include administrative, accounting, treasury, and other services. Administrative services are provided without charge to the Seligman funds by Ameriprise Financial under a separate administrative services agreement with each such fund, rather than by RiverSource Investments under a Seligman fund's management agreement. The fees under the administrative services agreement may be raised without shareholder approval, although RiverSource Investments expects that any increase would be offset by a decrease in its management fee paid by a Seligman fund.

AFFILIATED PRODUCTS. RiverSource Investments also serves as investment manager to Seligman funds and RiverSource funds which are structured to provide asset-allocation services to shareholders of those funds by investing in shares of other Seligman funds and the funds, respectively, (Funds of Funds) and to discretionary managed accounts that invests exclusively in RiverSource funds (collectively referred to as "affiliated products"). These affiliated products, individually or collec tively, may own a significant percentage of the fund's outstanding shares. The fund may experience relatively large purchases or redemptions from the affiliated products. Although RiverSource Investments may seek to minimize the impact of these transactions, for example, by structuring them over a reasonable period of time or through other measures, the fund may experience increased expenses as it buys and sells securities to manage transactions for the affiliated products. In addition, because the affiliated products may own a substantial portion of the fund, a redemption by one or more affiliated products could cause the fund's expense ratio to increase as the fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments reports to the Board on the steps it has taken to manage any potential conflicts.

Financial Highlights

The table below is intended to help you understand the financial performance of the Fund's Class I shares for the past five years. Certain information reflects financial results for a single share of Class I shares held throughout the periods shown. Per share amounts are calculated based on average shares outstanding during a particular period. "Total return" shows the rate that you would have earned (or lost) on an investment in the Fund, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any transaction costs on your investment or taxes. If such costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this financial information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS I
------------------------------------------------------------------------------------------
                                                          YEAR ENDED SEPTEMBER 30,
                                                   ---------------------------------------
                                                    2008    2007    2006    2005    2004
------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------
Net asset value, beginning of year                   $7.00   $7.03   $7.15   $7.29   $7.48
------------------------------------------------------------------------------------------
Income (loss) from investment operations:
 Net investment income                                0.32    0.33    0.29    0.21    0.18
------------------------------------------------------------------------------------------
 Net realized and unrealized loss on investments    (0.37)  (0.03)  (0.11)  (0.12)  (0.06)
------------------------------------------------------------------------------------------
Total from investment operations                    (0.05)    0.30    0.18    0.09    0.12
------------------------------------------------------------------------------------------
Less distributions:
 Dividends from net investment income               (0.32)  (0.33)  (0.29)  (0.21)  (0.18)
------------------------------------------------------------------------------------------
 Dividends in excess of net investment income           --      --  (0.01)  (0.02)  (0.04)
------------------------------------------------------------------------------------------
 Distributions from net realized capital gain           --      --      --      --  (0.09)
------------------------------------------------------------------------------------------
Total distributions                                 (0.32)  (0.33)  (0.30)  (0.23)  (0.31)
------------------------------------------------------------------------------------------
Net asset value, end of year                         $6.63   $7.00   $7.03   $7.15   $7.29
------------------------------------------------------------------------------------------
TOTAL RETURN                                       (0.85)%   4.38%   2.56%   1.30%   1.76%
------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)             $11,132 $11,754  $9,270  $7,586  $5,740
------------------------------------------------------------------------------------------
Ratio of expenses to average net assets              1.00%   1.00%   1.00%   1.00%   0.98%
------------------------------------------------------------------------------------------
Ratio of net investment income to average net
 assets                                              4.56%   4.74%   4.15%   3.01%   2.56%
------------------------------------------------------------------------------------------
Portfolio turnover rate                            225.73% 462.47% 795.65% 444.20% 249.13%
------------------------------------------------------------------------------------------
Without expense reimbursement:*
------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      1.03%   1.09%   1.12%
------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average
 net assets                                                  4.71%   4.06%   2.89%
------------------------------------------------------------------------------------------

-------------
 *Seligman, the Fund's investment manager prior to November 7, 2008, contractually waived its fees and/or reimburse certain expenses of Class I shares for the years presented.

How to Contact Us


The Fund

                Write  Corporate Communications/Investor Relations Department
                       Ameriprise Financial, Inc.
                       200 Ameriprise Financial Center
                       Minneapolis, Minnesota 55474

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Account Services

                Write  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Non-Retirement Accounts
                       Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

                       Retirement Plan Services
                       Toll-free (800) 445-1777


24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone.
  You will have instant access to price, yield, account balance, most recent transaction, and other information.

For More Information

The following information is available without charge upon request: Call toll-free 800-221-2450 in the US or 212-682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information ("SAI") contains additional information about the Fund. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

This Prospectus is intended for use in connection with certain tax-deferred investment programs.

Information about the Fund, including the Prospectus and SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For more information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual Reports and other information about the Fund are also available on the EDGAR Database on the SEC's Internet site: www.sec.gov.

Copies of this information may also be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section Washington, DC 20549-0102.

The website references in the Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-10423